                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]Preliminary Proxy Statement            [_]CONFIDENTIAL, FOR USE OF THE
                                             COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14A-6(E)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                  IGEN, Inc.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                                  IGEN, Inc.
             -----------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1/

  (4) Proposed maximum aggregate value of transaction:

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (5) Amount Previously Paid:

  (6) Form, Schedule or Registration Statement No.:

  (7) Filing Party:

  (8) Date Filed:
- --------
/1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

                                  IGEN, INC.
                            16020 INDUSTRIAL DRIVE
                         GAITHERSBURG, MARYLAND 20877

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON SEPTEMBER 10, 1996

TO THE SHAREHOLDERS OF IGEN, INC.:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of IGEN, Inc., a California corporation (the "Company"), will be held on September 10, 1996 at 10:00 a.m. local time at the Gaithersburg Marriott, Washingtonian Center, 9751 Washingtonian Boulevard, Gaithersburg, Maryland 20878 for the following purposes:

    1. To elect directors to serve for the ensuing year and until their successors are elected.

    2. To approve a change in the Company's state of incorporation from California to Delaware.

    3. To ratify the selection of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending March 31, 1997.

    4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  The Board of Directors has fixed the close of business on July 24, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          Andrei M. Manoliu
                                          Secretary

Gaithersburg, Maryland
August 19, 1996

  ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                  IGEN, INC.
                            16020 INDUSTRIAL DRIVE
                         GAITHERSBURG, MARYLAND 20877

                                PROXY STATEMENT

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  The enclosed proxy is solicited on behalf of the Board of Directors of IGEN, Inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on September 10, 1996, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Gaithersburg Marriott, Washingtonian Center, 9751 Washingtonian Boulevard, Gaithersburg, Maryland 20878. The Company intends to mail this proxy statement and accompanying proxy card on or about August 19, 1996, to all shareholders entitled to vote at the Annual Meeting.

SOLICITATION

  The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

  Only holders of record of Common Stock at the close of business on July 24, 1996 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on July 24, 1996, the Company had outstanding and entitled to vote 14,953,318 shares of Common Stock.

  Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

  All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted toward a quorum but are not counted for any purpose in determining whether a matter is approved.

REVOCABILITY OF PROXIES

  Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 16020 Industrial Drive, Gaithersburg, Maryland 20877, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SHAREHOLDER PROPOSALS

  Proposals of shareholders that are intended to be presented at the Company's 1997 Annual Meeting of Shareholders must be received by the Company not later than April 17, 1997 to be included in the proxy statement and proxy relating to that Annual Meeting.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  There are six nominees for the six Board positions presently authorized in the Company's Bylaws. Each director to be elected will hold office until the next annual meeting of shareholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Mr. Lewis Scheffey resigned his Board position effective September 30, 1995. Each of the nominees listed below is currently a director of the Company and each nominee has previously been elected by the shareholders.

  Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

  The six candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors of the Company.

                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                        IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

  The names of the nominees and certain information about them are set forth below:

   NAME                     AGE                     POSITION
   ----                     ---                     --------
   Samuel J. Wohlstadter     54 Chairman, Chief Executive Officer and Director
   Richard J. Massey, Ph.D.  49 President, Chief Operating Officer and Director
   Edward B. Lurier(1)(2)    65 Director
   William J. O'Neill(1)(2)  54 Director
   Hubert Rehkaemper(2)      58 Director
   Robert R. Salsmans        51 Director

- --------
(1) Member of Audit Committee.
(2) Member of Compensation Committee.

  SAMUEL J. WOHLSTADTER is a founder of the Company and has been Chairman of the Board and Chief Executive Officer since its formation in 1982. Mr. Wohlstadter has been a venture capitalist for more than 20 years and has experience in founding, supporting and managing high technology companies, including Amgen Inc., a biopharmaceutical company, and Applied Biosystems, Inc., a medical and biological research products company. Mr. Wohlstadter is also Chief Executive Officer of Hyperion Catalysis International, an advanced materials company, which he founded in 1981, of Pro-Neuron, Inc., a drug discovery company, which he founded in 1985, of Proteinix Corporation, a development stage company organized to conduct research in intracellular metabolic processes, which he founded in 1988, and of Pro-Virus, Inc., a drug discovery company, which commenced operations in 1994.

  RICHARD J. MASSEY, Ph.D. is a founder of the Company, has been President and Chief Operating Officer of the Company since February 1992, a Director of the Company since 1990 and served as Senior Vice President since 1985. From 1981 until he joined IGEN in 1983, Dr. Massey was a faculty member in the Microbiology and Immunology Department at Rush Medical Center in Chicago. Prior to that, he was Senior Research Scientist at the National Cancer Institute, Frederick Cancer Research Center.

  EDWARD B. LURIER is a General Partner of Gryphon Ventures, a venture capital fund, and Chairman of Gryphon Management Co., Inc., a venture capital firm, positions he has held since January 1986. Mr. Lurier has been a Director of the Company since 1987. Mr. Lurier is also a Director of Energy Biosystems Corp., a fossil fuel, biotechnology research and development company, and several privately held companies.

  WILLIAM J. O'NEILL has been a Director of the Company since 1984. He serves as Executive Vice President and Chief Financial Officer of Polaroid Corporation, a photographic equipment company, where he has been employed for more than 25 years.

  HUBERT REHKAEMPER serves as President and Chief Executive Officer of Boehringer Mannheim Corporation, a diagnostics company, affiliated with Corange Ltd., a holding company with high technology operating units in the medical industry, where he has been employed for more than 27 years.

  ROBERT R. SALSMANS has served as President and Chief Executive Officer of Organon Teknika, a business unit that is part of the Pharma group of Akzo Nobel N.V., a holding company with high technology operating units in the biotechnology, medical, and pharmaceutical industries, in the Netherlands, since September 1994. From October 1993 through August 1994, Mr. Salsmans served as Managing Director of Organon Teknika and from 1990 through September 1993, he served as Managing Director of Organon International B.V.

BOARD COMMITTEES AND MEETINGS

  During the fiscal year ended March 31, 1996 the Board of Directors held seven (7) meetings. The Board has an Audit Committee and a Compensation Committee.

  The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and to discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. During fiscal 1996, the Audit Committee consisted of two non-employee directors: initially Messrs. Evans and O'Neill, and later Lurier and O'Neill. It met twice during the fiscal year ended March 31, 1996; Messrs. Evans and O'Neill attended the first meeting, and Messrs. Lurier and O'Neill attended the second meeting.

  The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three (3) non-employee directors: Messrs. Lurier, O'Neill and Rehkaemper. It met once during the fiscal year ended March 31, 1996 and Messrs. Lurier, O'Neill and Rehkaemper attended that meeting.

  During the fiscal year ended March 31, 1996, all directors attended at least 75% of the aggregate number of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member, respectively, except for Mr. Salsmans, who attended at least 50%.

                                  PROPOSAL 2

                  REINCORPORATION OF THE COMPANY IN DELAWARE
               AND RELATED CHANGES TO THE RIGHTS OF SHAREHOLDERS

GENERAL

  The Board of Directors has unanimously approved a proposal to change the Company's state of incorporation from California to Delaware. The Board of Directors believes the change in domicile to be in the best interests of the Company and its shareholders for several reasons. Principally, the Board of Directors believes that reincorporation will enhance the Company's ability to attract and retain qualified members of the Company's Board of Directors as well as encourage directors to continue to make independent decisions in good faith on behalf of the Company. To date, the Company has not experienced difficulty in retaining directors. The Company believes that the more favorable corporate environment afforded by Delaware will enable it to compete more effectively with other public companies, most of which are incorporated in Delaware, to attract new directors and to retain its current directors. Reincorporation in Delaware will allow the Company the increased flexibility and predictability afforded by Delaware law. Concurrent with the reincorporation, the Company proposes to adopt or maintain certain measures designed to make hostile takeovers of the Company more difficult. The Board believes that adoption of these measures will enable the Board to consider fully any proposed takeover attempt and to negotiate terms that maximize the benefit to the Company and its shareholders.

  In recent years, a number of major public companies have obtained the approval of their shareholders to reincorporate in Delaware. For the reasons explained below, the Company believes it is beneficial and important that the Company likewise avail itself of Delaware law.

  For many years Delaware has followed a policy of encouraging incorporation in that state. In furtherance of that policy, Delaware has adopted comprehensive corporate laws which are revised regularly to meet changing business circumstances. The Delaware Legislature is particularly sensitive to issues regarding corporate law and is especially responsive to developments in modern corporate law. The Delaware courts have developed considerable expertise in dealing with corporate issues as well as a substantial body of case law construing Delaware's corporate law. As a result of these factors, it is anticipated that Delaware law will provide greater predictability in the Company's legal affairs than is presently available under California law.

  In 1986, Delaware amended its corporate law to allow corporations to limit the personal monetary liability of its directors for their conduct as directors under certain circumstances. It should be noted that Delaware law does not permit a Delaware corporation to limit or eliminate the liability of its directors for intentional misconduct, bad faith conduct or any transaction from which the director derives an improper personal benefit or for violations of federal laws such as the federal securities laws. In 1987, California amended its corporate law in a manner similar to Delaware to permit a California corporation to limit the personal monetary liability of its directors for their conduct as directors under certain circumstances. The Company adopted articles and bylaws and entered into indemnification agreements to take advantage of these changes in California law. Nonetheless, the Board of Directors believes that the protection from liability for directors is somewhat greater under the Delaware law than under the California law and therefore that the Company's objectives in adopting this type of provision can be better achieved by reincorporation in Delaware. The directors have elected to adopt such a provision in the Delaware certificate and bylaws. The Board believes that Delaware incorporation will enhance the Company's ability to recruit and retain directors in the future, however, the shareholders should be aware that such a provision inures to the benefit of the directors, and the interest of the Board in recommending the reincorporation may therefore be in conflict with the interests of the shareholders. See "Indemnification and Limitation of Liability" for a more complete discussion of these issues.

  The interests of the Board of Directors of the Company, management and affiliated shareholders in voting on the reincorporation proposal may not be the same as those of unaffiliated shareholders. Delaware law does not afford minority shareholders some of the rights and protections available under California law. Reincorporation of the Company in Delaware may make it more difficult for minority shareholders to elect directors and influence Company policies. A discussion of the principal differences between California and Delaware law as they affect shareholders begins on page 7 of this Proxy Statement.

  In addition, portions of the reincorporation proposal may have the effect of deterring hostile takeover attempts. A hostile takeover attempt may have a positive or a negative effect on the Company and its shareholders, depending on the circumstances surrounding a particular takeover attempt. Takeover attempts that have not been negotiated or approved by the board of directors of a corporation can seriously disrupt the business and management of a corporation and generally present to the shareholders the risk of terms which may be less than favorable to all of the shareholders than would be available in a board-approved transaction. Board-approved transactions may be carefully planned and undertaken at an opportune time in order to obtain maximum value for the corporation and all of its shareholders with due consideration to matters such as the recognition or postponement of gain or loss for tax purposes, the management and business of the acquiring corporation and maximum strategic deployment of corporate assets.

  The Board of Directors recognizes that hostile takeover attempts do not always have the unfavorable consequences or effects described above and may frequently be beneficial to the shareholders, providing all of the shareholders with considerable value for their shares. However, the Board of Directors believes that the potential disadvantages of unapproved takeover attempts are sufficiently great such that prudent steps to reduce the likelihood of such takeover attempts are in the best interests of the Company and its shareholders. Accordingly, the reincorporation plan includes certain proposals that may have the effect of discouraging or deterring hostile takeover attempts.

  Notwithstanding the belief of the Board as to the benefits to shareholders of the changes, shareholders should recognize that one of the effects of such changes may be to discourage a future attempt to acquire control of the Company which is not presented to and approved by the Board of Directors, but which a substantial number and perhaps even a majority of the Company's shareholders might believe to be in their best interests or in which shareholders might receive a substantial premium for their shares over the current market price. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so.

  The Company's current Third Amended and Restated Articles of Incorporation, as amended (the "California Articles") and Bylaws (the "California Bylaws") already include a number of provisions available to certain public companies under California law that deter hostile takeover attempts, such as elimination of cumulative voting, elimination of action by written consent of shareholders, advance notice requirement for shareholder proposals and supermajority requirements for amendment of certain provisions in the California Articles and California Bylaws. These provisions will also be included in the Company's new charter documents following the reincorporation. In addition, the Delaware certificate and bylaws will contain a provision limiting the ability of the shareholders to remove any director without cause and a provision to require a vacancy on the board resulting from an increase in number of directors to be filled by the majority vote of the directors.

  In considering the proposals, shareholders should be aware that the overall effect of certain of the proposed changes is to make it more difficult for holders of a majority of the outstanding shares of Common Stock to change the composition of the Board of Directors and to remove existing management in circumstances where a majority of the shareholders may be dissatisfied with the performance of the incumbent directors or otherwise desire to make changes.

  The provisions in the Company's new charter documents could make a proxy contest a less effective means of removing or replacing existing directors or could make it more difficult to make a change in control of the Company which is opposed by the Board of Directors. This strengthened tenure and authority of the Board of

Directors could enable the Board of Directors to resist change and otherwise thwart the desires of a majority of the shareholders. Because this provision may have the effect of continuing the tenure of the current Board of Directors, the Board has recognized that the individual directors have a personal interest in this provision that may differ from those of the shareholders. However, the Board believes that these provisions' primary purpose is to ensure that the Board will have sufficient time to consider fully any proposed takeover attempt in light of the short and long-term benefits and other opportunities available to the Company and, to the extent the Board determines to proceed with the takeover, to effectively negotiate terms that would maximize the benefits to the Company and its shareholders.

  The Board of Directors has considered the potential disadvantages and believes that the potential benefits of the provisions included in the proposed charter documents outweigh the possible disadvantages. In particular, the Board believes that the benefits associated with attracting and retaining skilled and experienced outside directors and with enabling the Board to fully consider and negotiate proposed takeover attempts, as well as the greater sophistication, breadth and certainty of Delaware law, make the reincorporation proposed beneficial to the Company, its management and its shareholders.

  The proposal to include these antitakeover provisions in the proposed reincorporation does not reflect knowledge on the part of the Board of Directors or management of any proposed takeover or other attempt to acquire control of the Company. Management may in the future propose other measures designed to discourage takeovers apart from those proposed in this Proxy Statement, if warranted from time to time in the judgment of the Board of Directors.

  The proposed reincorporation would be accomplished by merging the Company into a newly formed Delaware corporation which, just before the merger, will be a wholly owned subsidiary of the Company (the "Delaware Company"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), in substantially the form attached as Exhibit A to this Proxy Statement. Upon the effective date of the merger, the Delaware Company's name will be IGEN International, Inc. The reincorporation will not result in any change in the Company's business, assets or liabilities, will not cause its corporate headquarters to be moved and will not result in any relocation of management or other employees.

  On the effective date of the proposed reincorporation, each outstanding share of Common Stock of the Company will automatically convert into one share of Common Stock of the Delaware Company, and shareholders of the Company will automatically become shareholders of the Delaware Company. On the effective date of the reincorporation, the number of outstanding shares of Common Stock of the Delaware Company will be equal to the number of shares of Common Stock of the Company outstanding immediately prior to the effective date of the reincorporation. In addition, each outstanding option or right to acquire shares of Common Stock of the Company will be converted into an option or right to acquire an equal number of shares of Common Stock of the Delaware Company, under the same terms and conditions as the original options or rights. All of the Company's employee benefit plans, including the 1994 Stock Option Plan, the 1994 Non-Employee Directors' Stock Option Plan and the Company's 401(k) Profit Sharing Plan and Trust will be adopted and continued by the Delaware Company following the reincorporation. Shareholders should recognize that approval of the proposed reincorporation will constitute approval of the adoption and assumption of those plans by the Delaware Company.

  No action need be taken by shareholders to exchange their stock certificates now; this will be accomplished at the time of the next transfer by the shareholder. Certificates for shares in the Company will automatically represent an equal number of shares in the Delaware Company upon completion of the merger. The Company intends to apply for the listing and registration of the Common Stock of the Delaware Company on the NASDAQ National Market System.

  Under the California Articles and the California Bylaws, the affirmative vote of a majority of the outstanding shares of the Company's voting stock is required for approval of the reincorporation. If approved by the shareholders, it is anticipated that the reincorporation would be completed as soon thereafter as practicable. The reincorporation may be abandoned or the Merger Agreement may be amended (with certain exceptions), either before or after shareholder approval has been obtained, if in the opinion of the Board of Directors, circumstances arise that make such action advisable; provided, that any amendment that would effect a material change from the charter provisions discussed in this Proxy Statement would require further approval by the holders of a majority of the outstanding voting shares.

SIGNIFICANT CHANGES CAUSED BY REINCORPORATION

  In general, the Company's corporate affairs are governed at present by the corporate law of California, the Company's state of incorporation, and by the California Articles and the California Bylaws, which have been adopted pursuant to California law. The California Articles and California Bylaws are available for inspection during business hours at the principal executive offices of the Company. In addition, copies may be obtained by writing to the Company at IGEN, Inc., 16020 Industrial Drive, Gaithersburg, Maryland 20877, Attention:
Corporate Secretary.

  If the reincorporation proposal is adopted, the Company will merge into, and its business will be continued by, the Delaware Company. Following the merger, issues of corporate governance and control would be controlled by Delaware, rather than California law (however, see "Application of California Law After Reincorporation"). The California Articles and California Bylaws, will, in effect, be replaced by the Certificate of Incorporation of the Delaware Company (the "Delaware Certificate") and the bylaws of the Delaware Company (the "Delaware Bylaws"), copies of which are attached as Exhibits B and C to this Proxy. Accordingly, the differences among these documents and between Delaware and California law are relevant to your decision whether to approve the reincorporation proposal.

  A number of differences between California and Delaware law and among the various charter documents are summarized in the chart below. Shareholders are requested to read the following chart in conjunction with the discussion following the chart and the Merger Agreement, the Delaware Certificate and the Delaware Bylaws attached to this Proxy Statement. For each item summarized in the chart, there is a reference to a page of this Proxy Statement on which a more detailed discussion appears.

       ISSUE                      DELAWARE                          CALIFORNIA
       -----                      --------                          ----------
Limitation of        Delaware law permits the           California law contains
Liability of         limitation of liability of         additional exceptions to the
Directors and        directors and officers to the      liability limitations of
Officers (see page   Company except in connection with  directors and officers. See
9).                  (i) breaches of the duty of        "Indemnification and Limitations
                     loyalty; (ii) acts or omissions    of Liability."
                     not in good faith or involving
                     intentional misconduct or knowing
                     violations of law; (iii) the
                     payment of unlawful dividends or
                     unlawful stock repurchases or
                     redemptions; or (iv) transactions
                     in which a director received an
                     improper personal benefit.

Indemnification of   Delaware law permits somewhat      California Law permits
Directors and        broader indemnification and could  indemnification under certain
Officers (see page   result in indemnification of       circumstances, subject to certain
10).                 directors and officers in          limitations. See "Indemnification
                     circumstances where California     and Limitation of Liability."
                     law would not permit
                     indemnification. See
                     "Indemnification and Limitation
                     of Liability."

Cumulative Voting    Cumulative is voting not           California law permits NASDAQ/NMS
for Directors (see   available under Delaware law       corporations with over 800 equity
page 12).            because it is not provided for in  security holders to eliminate
                     the Delaware Certificate.          cumulative voting; the California
                                                        Articles have eliminated
                                                        cumulative voting.

Number of Directors  Determined solely by resolution    Determined by Board within range
(see page 12).       of the Board.                      set in the California Bylaws.
                                                        Changes in the authorized range
                                                        must be approved by the
                                                        shareholders.

       ISSUE                      DELAWARE                          CALIFORNIA
       -----                      --------                          ----------
Filling Board        Delaware law provides for the      California law permits (a) any
Vacancies            Delaware Court of Chancery to      holder of 5% or more of the
(see page 14).       order an election to fill          corporation's Voting Stock or (b)
                     vacancies or newly created         the superior court of the
                     directorships upon the             appropriate county to call a
                     application of the holders of 10%  special meeting of shareholders
                     of the outstanding shares having   to elect the entire board if,
                     a right to vote for such           after filling any vacancy, the
                     directors if, at the time of       directors then in office who have
                     filling such vacancies or          been elected by the shareholders
                     directorships, the directors then  constitute less than a majority
                     in office constitute less than a   of the directors then in office.
                     majority of the entire board as
                     constituted immediately prior to
                     any increase.

Classified Board     Delaware law permits the adoption  The California Company presently
(see                 of a classified board with         has a Board consisting of a
page 13).            staggered terms. The Delaware      single class of directors.
                     Certificate and the Delaware
                     Bylaws provide for a classified
                     Board of Directors with three
                     classes of directors.

Removal of           Delaware law permits the removal   California law permits the
Directors by         of a director only with cause,     removal of a director with or
Shareholders (see    unless otherwise specified in the  without cause by affirmative vote
page 14).            Certificate of Incorporation. The  of a majority of the outstanding
                     Delaware Certificate expressly     shares, provided that shares
                     prohibits the removal of a         voting against removal could not
                     director without cause, and        elect such director under
                     permits removal for cause by       cumulative voting.
                     affirmative vote of a majority of
                     the outstanding shares of voting
                     stock entitled to vote at an
                     election of directors.

Action by Written    Actions by written consent not     Actions by written consent not
Consent of           permitted by Delaware              permitted by California Articles.
Shareholders in      Certificate. All shareholder       All shareholder actions must take
Lieu of a            action must take place by a        place by a shareholder vote at a
Shareholder Vote at  shareholder vote at a meeting of   meeting of shareholders.
Shareholder Meeting  shareholders.
(see page 15).

Tender Offer         Restricts hostile two-step         No comparable statute; the
Statute; Fair Price  takeovers; the Delaware            California Articles do not
Provision (see       Certificate does not contain a     contain a fair price provision.
page 16).            fair price provision.

Amendment of         Amendments to provisions relating  Amendments to provisions relating
Certificate (see     to director indemnification,       to management of the Company, and
page 21).            management of the Delaware         amendment of the California
                     Company, and amendment of the      Articles require approval by 66
                     Delaware Certificate require       2/3% of the voting stock of the
                     approval by 66 2/3% of the voting  California Company.
                     stock of the Delaware Company.

Amendment of Bylaws  By the Board or the holders of 66  By the Board or the holders of a
(see page 21).       2/3% of the outstanding voting     majority of the outstanding
                     shares for amendments relating to  voting shares (66 2/3% of the
                     certain provisions relating to     outstanding voting shares for
                     shareholder meetings, the number   amendments relating to certain
                     of directors and vacancies on the  provisions relating to
                     Board.                             shareholder meetings, the number
                                                        of directors, vacancies on the
                                                        Board, director fees and
                                                        amendment of the California
                                                        Bylaws).

Loans to Officers    Board may authorize if expected    Loans must be approved or
and Directors (see   to benefit the Company.            ratified by a majority of the
page 21).                                               outstanding shares.

Class Vote for       Generally not required unless a    A reorganization transaction must
Reorganizations      reorganization adversely affects   generally be approved by a
(see                 a specific class of shares.        majority vote of each class of
page 21).                                               shares outstanding.

       ISSUE                      DELAWARE                          CALIFORNIA
       -----                      --------                          ----------
Right of             Permitted for any purpose          Permitted for any purpose
Shareholders to      reasonably related to a            reasonably related to a
Inspect Shareholder  shareholder's interest as a        shareholder's interest as a
List (see page 22).  shareholder.                       shareholder. Also, an absolute
                                                        right to 5% shareholders and
                                                        certain 1% shareholders.

Appraisal Rights     Generally available if             Available in certain
(see                 shareholders receive cash in       circumstances if the holders of
page 22).            exchange for the shares and in     5% of the class assert such
                     certain other circumstances.       rights.

Dividends (see page  Paid from surplus (including       Generally limited to the greater
22).                 paid-in and earned surplus or net  of (i) retained earnings or (ii)
                     profits).                          an amount which would leave the
                                                        Company with assets of 125% of
                                                        liabilities and current assets of
                                                        100% of current liabilities.

Other                Responsive legislature and larger
                     body of corporate case law in
                     Delaware provides more
                     predictable corporate legal
                     environment in Delaware.

INDEMNIFICATION AND LIMITATION OF LIABILITY

  LIMITATIONS ON DIRECTOR LIABILITY. Both California and Delaware permit a corporation to limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of certain duties as a director. The California and Delaware laws adopt a self-governance approach by enabling a corporation to take advantage of these provisions only if an amendment to the charter limiting such liability is approved by a majority of the outstanding shares or such language is included in the original charter.

  The California Articles eliminate the liability of directors to the corporation to the fullest extent permissible under California law. California law does not permit the elimination of monetary liability where such liability is based on: (a) intentional misconduct or knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (c) receipt of an improper personal benefit; (d) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (f) interested transactions between the corporation and a director in which a director has a material financial interest; or (g) liability for improper distributions, loans or guarantees.

  The Delaware Certificate also eliminates the liability of directors to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, such provision may not eliminate or limit director monetary liability for (a) breaches of the director's duty of loyalty to the corporation or its shareholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. Such limitation of liability provision also may not limit director's liability for violation of, or otherwise relieve the Delaware Company or its directors from the necessity of complying with, federal or state securities laws or affect the availability of non-monetary remedies such as injunctive relief or rescission.

  Shareholders should recognize that the proposed reincorporation and associated measures are designed to shield a director from suits by the Delaware Company or its stockholders for monetary damages for negligence or gross negligence by the director in failing to satisfy the director's duty of care. As a result, an action for monetary damages against a director predicated on a breach of the duty of care would be available only if the Delaware Company or its shareholders were able to establish that the director was disloyal in his conduct, failed to act in good faith, engaged in intentional misconduct, knowingly violated the law, derived an improper personal benefit or approved an illegal dividend or stock repurchase. Consequently, the effect of such measures may be to limit or eliminate an effective remedy which might otherwise be available to a shareholder who is dissatisfied with Board of Directors' decisions. Although an aggrieved shareholder could sue to enjoin or rescind an action taken or proposed by the Board of Directors, such remedies may not be timely or adequate to prevent or redress injury in all cases.

  The Company believes that directors are motivated to exercise due care in managing the Company's affairs primarily by concern for the best interests of the Company and its shareholders rather than by the fear of potential monetary damage awards. As a result, the Company believes that the reincorporation proposal should sustain the Board of Directors' continued high standard of corporate governance without any decrease in accountability by directors to the Company and its shareholders.

  INDEMNIFICATION OF OFFICERS AND DIRECTORS. The California and Delaware Bylaws relating to indemnification similarly require that the California Company and the Delaware Company, respectively, indemnify its directors and its executive officers to the fullest extent permitted by the respective state law, provided, that the Company may modify the extent of such indemnification by individual contracts with its directors and executive officers, and, provided, further, that the Company will not be required to indemnify any director or executive officer in connection with a proceeding initiated by such person, with certain exceptions. Such Bylaws permit the California Company and the Delaware Company, respectively, to provide indemnification to its other officers, employees and agents as set forth in the respective state law. Such indemnification is intended to provide the full flexibility available under such laws. The Delaware Bylaws contain provisions similar to the California Bylaws with respect to advances in that the Company is required to advance expenses related to any proceeding contingent on such persons' commitment to repay any advances unless it is determined ultimately that such persons are entitled to be indemnified.

  California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. There are nonetheless certain differences between the laws of the two states.

  California law permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions (a) no indemnification may be made without court approval when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine and (b) no indemnification may be made under California law, without court approval in respect of amounts paid or expenses incurred in settling or otherwise disposing of a threatened or pending action or amounts incurred in defending a pending action which is settled or otherwise disposed of without court approval. Delaware allows indemnification of such expenses without court approval.

  Indemnification is permitted by both California and Delaware law providing the requisite standard of conduct is met, as determined by a majority vote of a disinterested quorum of the directors, independent legal counsel (if a quorum of independent directors is not obtainable), a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party) or the court handling the action.

  California law requires indemnification when the individual has successfully defended the action on the merits, as opposed to Delaware law which requires indemnification relating to a successful defense on the merits or otherwise.

  Delaware law generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a disinterested quorum of the directors, by independent legal counsel or by a majority vote of a quorum of the shareholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or (in contrast to California law) not opposed to the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Delaware law requires indemnification of expenses when the individual being indemnified has successfully defended the action on the merits or otherwise.

  California corporations may include in their articles of incorporation a provision which extends the scope of indemnification through agreements, bylaws or other corporate action beyond that specifically authorized by statute. The California Articles include such a provision. In addition, the Company, following shareholder approval, entered into indemnification agreements with its officers and directors providing for indemnification beyond that expressly mandated by the California Corporations Code.

  A provision of Delaware law states that the indemnification provided by statute shall not be deemed exclusive of any other rights under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Under Delaware law, rights to indemnification and expenses are non-exclusive, in that they need not be limited to those expressly provided by statute. California law is similar in that it permits non-exclusive indemnification if authorized in the Company's charter. The California Articles contain such an enabling provision. Under Delaware law and the Delaware Bylaws, the Delaware Company is permitted to indemnify its directors, officers, employees and other agents, within the limits established by law and public policy, pursuant to an express contract, bylaw provision, shareholder vote or otherwise, any or all of which could provide indemnification rights broader than those currently available under the California Bylaws or the California indemnification statutes. Under Delaware law, therefore, the indemnification agreements entered into by the California Company with its officers and directors may be assumed by the Delaware Company upon completion of the proposed reincorporation. If the proposed reincorporation is approved, the indemnification agreements will be assumed as previously approved by the Company's shareholders without change. THUS A VOTE IN FAVOR OF THE PROPOSED REINCORPORATION WILL ALSO APPROVE ASSUMPTION OF THE INDEMNIFICATION AGREEMENTS IN THEIR PRESENT FORM. ALTHOUGH THE LAW IN THIS REGARD IS NOT CERTAIN, SHAREHOLDERS WHO VOTE IN FAVOR OF THE REINCORPORATION PROPOSAL, AND THEREBY APPROVE ASSUMPTION OF THE INDEMNITY CONTRACTS, MAY BE PREVENTED FROM CHALLENGING THE VALIDITY OF THE INDEMNITY CONTRACTS IN A SUBSEQUENT COURT PROCEEDING.

  The indemnification and limitation of liability provisions of California law, and not Delaware law, will apply to actions of the directors and officers of the California Company made prior to the proposed reincorporation. Nevertheless, the Board has recognized in considering this reincorporation proposal that the individual directors have a personal interest in obtaining the application of Delaware law to such indemnity and limitation of liability issues affecting them and the Company in the event they arise from a potential future case, and that the application of Delaware law, to the extent that any director or officer is actually indemnified in circumstances where indemnification would not be available under California law, would result in expense to the Company which the Company would not incur if the Company were not reincorporated. The Board believes, however, that the overall effect of reincorporation is to provide a corporate legal environment that enhances the Company's ability to attract and retain high quality outside directors and thus benefits the interests of the Company and its shareholders.

  There is no pending or, to the Company's knowledge, threatened litigation to which any of its directors is a party in which the rights of the Company or its shareholders would be affected if the Company currently were subject to the provisions of Delaware law rather than California law.

  California and Delaware corporate law, the bylaws of both the Company and of the Delaware Company, as well as any indemnity agreements, may permit indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board of Directors has been advised that, in the opinion of the Securities and Exchange Commission (the "SEC"), indemnification for liabilities arising under the Securities Act is contrary to public policy and is therefore unenforceable, absent a decision to the contrary by a court of appropriate jurisdiction.

CUMULATIVE VOTING FOR DIRECTORS

  Cumulative voting permits the holder of each share of stock entitled to vote in the election of directors to cast that number of votes which equal the number of directors to be elected. The holder may allocate all votes represented by a share to a single candidate or may allocate those votes among as many candidates as he chooses. Thus, a shareholder with a significant minority percentage of the outstanding shares may be able to elect one or more directors if voting is cumulative. In contrast, the holder or holders of a majority of the shares entitled to vote in an election of directors will be able to elect all the directors of the Delaware Company.

  Under California law cumulative voting in the election of directors is mandatory upon notice given by a shareholder at a shareholders' meeting at which directors are to be elected. In order to cumulate votes a shareholder must give notice at the meeting, prior to the voting, of the shareholder's intention to vote cumulatively. If any one shareholder gives such a notice, all shareholders may cumulate their votes. However, California law permits a company, by amending its articles of incorporation or bylaws, to eliminate cumulative voting when the Company's shares are listed on a national stock exchange or traded on the NASDAQ National Market System and are held by at least 800 equity security holders. On the basis of this exception, cumulative voting was eliminated under the California Bylaws.

  Cumulative voting is not available under Delaware law unless so provided in the corporation's certificate of incorporation. The Delaware Certificate does not provide for cumulative voting.

  The elimination of cumulative voting could deter investors from acquiring a minority block in the Company with a view toward obtaining a board seat and influencing Company policy. It is also conceivable that the absence of cumulative voting might deter efforts to seek control of the Company on a basis which some shareholders might deem favorable.

OTHER MATTERS RELATING TO DIRECTORS

  NUMBER OF DIRECTORS. California law allows the number of persons constituting the board of directors of a corporation to be fixed by the bylaws or the articles of incorporation, or permits the bylaws to provide that the number of directors may vary within a specified range, the exact number to be determined by the Board of Directors. California law further provides that, in the case of a variable board, the maximum number of directors may not exceed two times the minimum number minus one. The California Articles and Bylaws provide for a board of directors that may vary between five and nine members, inclusive, and the Board of Directors has fixed the exact number of directors at six. California law also requires that any change in a fixed number of directors and any change in the range of a variable board of directors specified in the articles and bylaws must be approved by a majority in interest of the outstanding shares entitled to vote (or such greater proportion of the outstanding shares as may be required by the articles of incorporation), provided that a change reducing the minimum number of directors to less than three cannot be adopted if votes cast against its adoption are equal to more than 16 2/3% of the outstanding shares entitled to vote. The California Articles require the vote of 66 2/3% in interest of the voting power of all of the then outstanding shares to change the range of the Company's variable Board of Directors.

  Delaware law permits a board of directors to change the authorized number of directors by amendment to the bylaws unless the number of directors is fixed in the certificate of incorporation or the manner of fixing the number of directors is set forth in the certificate of incorporation, in which case the number of directors may be changed only by amendment of the certificate of incorporation or consistent with the manner specified in the certificate of incorporation, as the case may be. The Delaware Certificate provides that the exact number of directors shall be fixed from time to time exclusively by the Board of Directors by resolution.

  ELECTIONS; CLASSIFIED BOARD OF DIRECTORS. California law generally requires that directors be elected annually but does permit a "classified" Board of Directors if (i) a corporation is listed on a national stock exchange or (ii) the corporation's shares are traded in the NASDAQ National Market System and are held by at least 800 shareholders. California law also allows the election of one or more directors by the holders of a particular class or series of shares. The California Articles currently do not provide for a classified board of directors. The directors of the California Company, who will also be the directors of the Delaware Company if the reincorporation proposal is approved, are set forth in Proposal One.

  Delaware law permits, but does not require, the adoption of a classified board of directors with staggered terms. A maximum of three classes of directors is permitted by Delaware law, with members of one class to be elected each year for a maximum term of three years. Classification of the Board of Directors might make it more difficult for a person acquiring shares to take immediate control of the Board of Directors. The Delaware Certificate and the Delaware Bylaws provide for a classified Board of Directors with three classes of directors (the "Classified Board Provision").

  Under the Classified Board Provision, the Board of Directors would be divided into three classes, designated Class I, Class II and Class III. Any director in Class I will hold office until the first annual meeting of shareholders following the closing of the Initial Public Offering; any director in Class II will hold office until the second annual meeting of shareholders following the closing of the Initial Public Offering; and any director in Class III will hold office until the third annual meeting of shareholders following the closing of the Initial Public Offering and, in each case, until their successors are duly elected and qualified or until their earlier resignation, removal from office or death. As a result, only one class of directors will be elected at each annual meeting of shareholders, with the remaining classes continuing their respective three-year terms.

  If the Reincorporation Proposal is adopted, the directors of the Delaware Company, who are also the current directors of the Company, will be divided into classes as follows:

            NAME                                                          CLASS
            ----                                                          -----
      Robert Salsmans....................................................    I
      Edward B. Lurier...................................................    I
      Hubert Rehkaemper..................................................   II
      Richard J. Massey..................................................   II
      William J. O'Neill.................................................  III
      Samuel J. Wohlstadter..............................................  III

  By approving Proposal Two, shareholders will be approving the Classified Board Provision, the election of the same directors as would be elected to the Board of Directors of the Company in the event Proposal One is approved by the shareholders, and the initial classification of directors set forth above.

  Classification of directors is likely to provide the Board of Directors with greater continuity and experience, since normally at least one member of the Board of Directors would be in such member's second year of service and at least one member of the Board of Directors would be in such member's third year of service. Although the Board of Directors is not aware of any problems experienced by the Company in the past with respect to continuity and stability of leadership and policy, the Board of Directors believes that a classified Board of Directors could decrease the likelihood of such problems arising in the future.

  Adoption of the Classified Board Provision may significantly extend the time required to elect a new majority to the Board of Directors. Presently, the California Articles allows a change in control of the Board of Directors by a majority of the Company's shareholders at a single annual meeting or special meeting of shareholders. With the Classified Board Provision, unless directors are removed, it will require at least two annual meetings of shareholders for a majority of shareholders that is less than a two-thirds majority to make a change in control of the Board of Directors, since only a minority of the directors will be elected at each meeting. A significant effect of a classified Board of Directors may be to deter hostile takeover attempts because an acquirer would experience delay in replacing a majority of the directors. However, a classified Board of Directors will also make it more difficult for shareholders to effect a change in control of the Board of Directors, even if such a change in control is sought due to dissatisfaction with the performance of the Company's directors.

  The existence of a classified Board may deter so-called "creeping acquisitions" in which a person or group seeks to acquire: (i) a controlling position without paying a normal control premium to the selling shareholders;
(ii) a position sufficient to exert control over the Company through a proxy contest or otherwise; or (iii) a block of stock with a view toward attempting to promote a sale or liquidation or a repurchase by the Company of the block at a premium, or an exchange of the block for assets of the Company. Faced with a classified Board of Directors, such a person or group would have to assess carefully its ability to control or influence the Company. Furthermore, the ability of the incumbent Board of Directors to respond appropriately to a creeping acquisition will be strengthened. If free of the necessity to act in response to an immediately threatened change in control, the Board of Directors can act in a more careful and deliberative manner to make and implement appropriate business judgments in response to a creeping acquisition.

  REMOVAL OF DIRECTORS. Under California law, a director may be removed with or without cause by the affirmative vote of a majority of the outstanding shares, provided that the shares voted against removal would not be sufficient to elect the director by cumulative voting. Under Delaware law, a director on a classified board of directors can be removed from office during his term by shareholders only for cause unless the certificate of incorporation provides otherwise. The Delaware Certificate provides that the Company's directors may be removed from office at any time with cause by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of voting stock of the Company entitled to vote in the election of directors (the "Voting Stock") and that no director can be removed without cause. The term "cause" with respect to the removal of directors is not defined in the Delaware General Corporation Law and its meaning has not been precisely delineated by the Delaware courts.

  FILLING BOARD VACANCIES. Under California law, if, after the filling of any vacancy by the directors of a corporation, the directors then in office who have been elected by the corporation's shareholders constitute less than a majority of the directors then in office, then: (i) any holder of more than 5% of the corporation's Voting Stock may call a special meeting of shareholders, or (ii) the superior court of the appropriate county may order a special meeting of the shareholders to elect the entire board of directors of the corporation. Delaware law provides that if, at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the entire board of directors as constituted immediately prior to any increase, the Delaware Court of Chancery may, upon application of any shareholder or shareholders holding at least 10% of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office.

  The proposed Delaware Certificate and Bylaws provide that vacancies shall, unless the Board of Directors determines by resolution that any such vacancies be filled by the shareholders or as otherwise provided by law, be filled only by the affirmative vote of a majority of directors then in office, even if such directors comprise less than a quorum of the Board of Directors.

CAPITALIZATION; BLANK CHECK PREFERRED

  The Company's capital stock consists of 50,000,000 authorized shares of Common Stock, $.001 par value, of which 14,953,318 shares were issued and outstanding as of July 24, 1996, and 10,000,000 authorized shares of Preferred Stock, $.001 par value, of which (a) 600,000 shares are designated Series A Junior Preferred Stock and (b) none are issued and outstanding as of July 24, 1996.

  Upon the effectiveness of the reincorporation, the Delaware Company will have the same number of outstanding shares of Common Stock that the Company had outstanding immediately prior to the reincorporation.

  The capitalization of the Delaware Company is identical to the capitalization of the Company with authorized capital stock of 50,000,000 shares of Common Stock, $.001 par value and 10,000,000 shares of Preferred Stock, $.001 par value (600,000 of which are designated Series A Junior Preferred Stock), consistent with maintaining adequate capitalization for the current needs of the Company. The Delaware Company's authorized but unissued shares of Preferred Stock will be available for future issuance.

  Under the Delaware Certificate, as under the California Articles, the Board of Directors has the authority to determine or alter the rights, preferences, privileges and restrictions to be granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares constituting any such series and to determine the designation thereof. The rights, preferences, privileges and restrictions granted to and imposed upon the Series A Junior Preferred Stock in the Delaware Certificate are identical to those granted and imposed in the California Certificate.

  The Board may authorize the issuance of Preferred Stock for the purpose of adopting shareholder rights plans and in connection with various corporate transactions, including corporate partnering arrangements. IF THE REINCORPORATION IS APPROVED, IT IS NOT THE PRESENT INTENTION OF THE BOARD OF DIRECTORS TO SEEK SHAREHOLDER APPROVAL PRIOR TO ANY ISSUANCE OF PREFERRED STOCK, EXCEPT AS REQUIRED BY LAW OR REGULATION. See "Anti-Takeover Measures."

ACTIONS BY WRITTEN CONSENT OF SHAREHOLDERS

  Under California and Delaware law, shareholders may execute an action by written consent in lieu of a shareholder meeting. Both California and Delaware law permits a corporation to eliminate such actions by written consent in its charter. The California Articles have eliminated the ability of shareholders to act by written consent. The Delaware Certificate also eliminates actions by written consent of shareholders.

  Elimination of such shareholders written consents may lengthen the amount of time required to take shareholder actions because certain actions by written consent are not subject to the minimum notice requirement of a shareholders' meeting. The elimination of shareholders written consents may deter hostile takeover attempts because of the lengthened shareholder approval process. Without the ability to act by written consent, a holder or group of holders controlling a majority in interest of the Delaware Company's capital stock will not be able to amend the Delaware Bylaws or remove directors pursuant to a written consent. Any such holder or group of holders would have to wait until a shareholders' meeting was held to take any such action. The Board believes this provision, like the other provisions to be included in the Delaware Certificate and Bylaws, will enhance the Board's opportunity to fully consider and effectively negotiate in the context of a takeover attempt.

ADVANCE NOTICE REQUIREMENT FOR SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

  There is no specific statutory requirement under either California or Delaware law with regard to advance notice of director nominations and shareholder proposals. Absent a bylaw restriction, director nominations and shareholder proposals may be made without advance notice at the annual meeting. However, federal securities laws generally provide that shareholder proposals that the proponent wishes to include in the Company's proxy materials must be received not less than 120 days in advance of the date of the proxy statement released in connection with the previous year's annual meeting.

  Both the California Bylaws and the Delaware Bylaws provide that in order for director nominations or shareholder proposals to be properly brought before the meeting, the shareholder must have delivered timely notice to the Secretary of the corporation. To be timely, notice must be delivered not less than 120 days prior to the anniversary of the mailing date for the previous year's annual meeting under the California Bylaws, and not less than 120 days prior to the date of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting under the Delaware Bylaws. If no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, the California Bylaws provide that notice must be provided a reasonable time before the solicitation is made and the Delaware Bylaws will provide that notice must be given not more than 90 days nor less than 60 days prior to the annual meeting. Proper notice under the federal securities laws for a proposal to be included in the Company's proxy materials will constitute proper notice under the Delaware Bylaws. These notice requirements help ensure that shareholders are aware of all proposals to be voted on at the meeting and have the opportunity to consider each proposal in advance of the meeting.

ANTI-TAKEOVER MEASURES

  Delaware law has been widely viewed to permit a corporation greater flexibility in governing its internal affairs and its relationships with shareholders and other parties than do the laws of many other states, including California. In particular, Delaware law permits a corporation to adopt a number of measures designed to reduce a corporation's vulnerability to hostile takeover attempts. Such measures are either not currently permitted or are more narrowly drawn under California law. Among these measures are the establishment of a classified board of directors and the elimination of the right of shareholders to call special shareholders' meetings, each of which is described above. In addition, certain types of "poison pill" defenses (such as shareholder rights plans) have been upheld by Delaware courts, while California courts have yet to decide on the validity of such defenses, thus rendering their effectiveness in California less certain.

  As discussed herein, certain provisions of the Delaware Certificate and Delaware Bylaws could be considered to be anti-takeover measures. The California Company currently has a shareholder rights plan, which plan will be terminated if the shareholders vote to approve this Proposal 2. The Company intends that the Delaware Company will adopt a stockholders rights plan similar to the existing shareholders rights plan; however, the Company does not have any present intention of adopting any further anti-takeover measures, nor does the Board of Directors have knowledge that any attempt to gain control of the Company is being contemplated. As discussed above, numerous differences between California and Delaware law, effective without additional action by the Delaware Company, could have a bearing on unapproved takeover attempts. See "Description of the California Company's 1996 Preferred Share Purchase Rights Plan."

  One such difference is the existence of a Delaware statute regulating tender offers, which statute is intended to limit coercive takeovers of companies incorporated in that state. California has no comparable statute. The Delaware law provides that a corporation may not engage in any business combination with any interested shareholder for a period of three years following the date that such shareholder became an interested shareholder, unless (i) prior to the date the shareholder became an interested shareholder the Board of Directors approved the business combination or the transaction which resulted in the shareholder becoming an interested shareholder, or

(ii) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the Voting Stock, or (iii) the business combination is approved by the Board of Directors and authorized by 66 2/3% of the outstanding Voting Stock which is not owned by the interested shareholder. An interested shareholder means any person that is the owner of 15% or more of the outstanding Voting Stock; however, the statute provides for certain exceptions to parties who otherwise would be designated interested shareholders, including an exception for parties that held 15% or more of the outstanding Voting Stock as of December 23, 1987. Any corporation may decide to opt out of the statute in its original certificate of incorporation or, at any time, by action of its shareholders. The Company has no present intention of opting out of the statute.

  There can be no assurance that the Board of Directors would not adopt any further antitakeover measures available under Delaware law (some of which may not require shareholder approval). Moreover, the availability of such measures under Delaware law, whether or not implemented, may have the effect of discouraging a future takeover attempt which a majority of the Delaware Company's shareholders may deem to be in their best interests or in which shareholders may receive a premium for their shares over the then current market price. As a result, shareholders who might desire to participate in such transactions may not have the opportunity to do so. Shareholders should recognize that, if adopted, the effect of such measures, along with the possibility of discouraging takeover attempts, may be to limit in certain respects the rights of shareholders of the Delaware Company compared with the rights of shareholders of the Company.

  The Board of Directors recognizes that hostile takeover attempts do not always have the unfavorable consequences or effects described above and may frequently be beneficial to the shareholders, providing all of the shareholders with considerable value for their shares. However, the Board of Directors believes that the potential disadvantages of unapproved takeover attempts (such as disruption of the Company's business and the possibility of terms which may be less than favorable to all of the shareholders than would be available in a board-approved transaction) are sufficiently great such that prudent steps to reduce the likelihood of such takeover attempts and to enable the Board to fully consider the proposed takeover attempt and actively negotiate its terms are in the best interests of the Company and its shareholders.

  In addition to the various anti-takeover measures that would be available to the Delaware Company after the reincorporation due to the application of Delaware law, the Delaware Company would retain the rights currently available to the Company under California law to issue shares of its authorized but unissued capital stock. Following the effectiveness of the proposed reincorporation, shares of authorized and unissued Common Stock and Preferred Stock of the Delaware Company could (within the limits imposed by applicable law) be issued in one or more transactions, or Preferred Stock could be issued with terms, provisions and rights which would make more difficult and, therefore, less likely, a takeover of the Delaware Company. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of existing shares of Common Stock and Preferred Stock, and such additional shares could be used to dilute the stock ownership of persons seeking to obtain control of the Delaware Company.

  It should be noted that the voting rights to be accorded to any unissued series of Preferred Stock of the Delaware Company ("Delaware Preferred Stock") remain to be fixed by the Delaware Board. Accordingly, if the Delaware Board so authorizes, the holders of Delaware Preferred Stock may be entitled to vote separately as a class in connection with approval of certain extraordinary corporate transactions in circumstances where Delaware law does not ordinarily require such a class vote, or might be given a disproportionately large number of votes. Such Delaware Preferred Stock could also be convertible into a large number of shares of Common Stock of the Delaware Company under certain circumstances or have other terms which might make acquisition of a controlling interest in the Delaware Company more difficult or more costly, including the right to elect additional directors to the Delaware Board. Potentially, the Delaware Preferred Stock could be used to create voting impediments or to frustrate persons seeking to effect a merger or otherwise to gain control of the Delaware Company. Also, the Delaware Preferred Stock could be privately placed with purchasers who might side with the management of the Delaware Company in opposing a hostile tender offer or other attempt to obtain control.

  On December 14, 1995, the Board of Directors of the California Company approved the adoption of a Preferred Share Purchase Rights Plan (the "California Rights Plan"). See "Description of the Company's 1996 Preferred Share Purchase Rights Plan." In addition to the shares of Series A Junior Preferred Stock authorized in connection with the adoption of the California Rights Plan, the Board may authorize the issuance of additional Preferred Stock for the purpose of adopting another shareholder rights plan and/or in connection with various corporate transactions, including corporate partnering arrangements. The Delaware Certificate authorizes the issuance of 600,000 shares of Series A Junior Preferred Stock with rights, preferences and privileges identical to those of the California Company's Series A Junior Preferred Stock authorized in connection with the California Rights Plan. However, future issuances of Delaware Preferred Stock as an anti-takeover device might preclude shareholders from taking advantage of a situation which might otherwise be favorable to their interests. In addition (subject to the considerations referred to above as to applicable law), the Delaware Board could authorize issuance of shares of Common Stock of the Delaware Company ("Delaware Common Stock") or Delaware Preferred Stock to a holder who might thereby obtain sufficient voting power to ensure that any proposal to alter, amend, or repeal provisions of the Delaware Certificate unfavorable to a suitor would not receive the necessary vote of 66 2/3% of the Voting Stock required for certain of the proposed amendments (as described below).

  IF THE REINCORPORATION IS APPROVED IT IS NOT THE PRESENT INTENTION OF THE BOARD OF DIRECTORS TO SEEK SHAREHOLDER APPROVAL PRIOR TO ANY ISSUANCE OF THE DELAWARE PREFERRED STOCK OR DELAWARE COMMON STOCK, EXCEPT AS REQUIRED BY LAW OR REGULATION. Frequently, opportunities arise that require prompt action, and it is the belief of the Board of Directors that the delay necessary for shareholder approval of a specific issuance would be a detriment to the Delaware Company and its shareholders. The Board of Directors does not intend to issue any Preferred Stock except on terms which the Board of Directors deems to be in the best interests of the Delaware Company and its then existing shareholders.

DESCRIPTION OF THE COMPANY'S 1996 PREFERRED SHARE PURCHASE RIGHTS PLAN

  Terms of the California Rights Plan provide for a dividend distribution of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $.001 per share (the "Common Shares"), of the Company. The dividend was paid on January 19, 1996 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.001 per share (the "Preferred Stock"), at an exercise price of $65.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment, and a redemption price of $.01 per Right. Each one one-hundredth of a share of Preferred Stock has designations and the powers, preferences and rights, and the qualifications, limitations and restrictions which make its value approximately equal to the value of a Common Share. The description and terms of the Rights are set forth in a Rights Agreement dated as of August 1, 1995 (the "Rights Agreement"), between the Company and The First National Bank of Boston, as Rights Agent (the "Rights Agent").

  Initially, the Rights are and will be evidenced by stock certificates representing the Common Shares then outstanding, and no separate Rights Certificates will be distributed. Until the earlier to occur of (i) 10 days following a public announcement that a person, entity or group of affiliated or associated persons (other than (a) the Company, (b) a majority-owned subsidiary of the Company, (c) any employee benefit plan of the Company or any majority-owned subsidiary of the Company, (d) any entity holding Common Shares for or pursuant to the terms of any such plan or (e) Mr. Samuel J.
Wohlstadter, his affiliates and associates, his heirs, and any trust or foundation to which he has transferred or may transfer Common Shares of the Company ("Wohlstadter") and each of the persons listed in (a) through (e) above, (an "Excepted Person")) (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Common Shares or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person, entity or group of affiliated or associated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate, with a copy of the Summary of Rights which is included in the Rights Agreement as Exhibit C thereof (the "Summary of Rights"), attached thereto. So long as Rights are attached to the Common Stock as provided in the Rights Agreement, one additional Right shall be delivered with each share of Common Stock issued after January 19, 1996, including but not limited to Common Stock issued upon conversion of any convertible securities of the Company and exercise of options to purchase Common Stock granted by the Company.

  Under the California Rights Plan, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights are transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender or transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

  Under the California Rights Plan, the Rights are not exercisable until the Distribution Date. The Rights will expire on December 13, 2005 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed, exchanged or terminated by the Company, in each case, as described below.

  The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above). The exercise of Rights for Preferred Shares is at all times subject to the availability of a sufficient number of authorized but unissued Preferred Shares.

  The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidation or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

  Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, a minimum preferential quarterly dividend payment in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provisions for adjustment set forth in the Certificate of Designation, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise) declared on the Common Stock since the immediately preceding date such a quarterly dividend payment was made or, with respect to the date on which the first quarterly dividend payment was made, since the first issuance of any share or fraction of a share of Preferred Stock but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged (other than a reincorporation by the Company to change its state of domicile (an "Excluded Reincorporation")), each Preferred Share will be entitled to receive 100 times the amount of consideration received per Common Share. These rights are protected by customary anti-dilution provisions. Because of the nature of the Preferred Shares' dividend and liquidation rights, the value of one one-hundredth of a Preferred Share should approximate the value of one Common Share.

  In the event that any person, entity or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will for a 60-day period have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right (or, if such number of shares is not and cannot be authorized, the Company may issue Preferred Stock, cash, debt, stock or a combination thereof in exchange for the Rights). This right will terminate 60 days after the date on which the Rights become nonredeemable (as described below), unless there is an injunction or similar obstacle to exercise of the Rights, in which event this right will terminate 60 days after the date on which the Rights again become exercisable.

  In the event that the Company is acquired by any person or entity (other than Wohlstadter) in a merger or other business combination transaction, or 50% or more of its consolidated assets or earning power are sold to any person or entity (other than Wohlstadter), other than in the case of an Excluded Reincorporation, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

  At any time after the acquisition by a person, entity or group of affiliated or associated persons and prior to the acquisition by such person, entity or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person, entity or group which have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Preferred Share, per Right (or, if the number of shares is not and cannot be authorized, the Company may issue cash, debt, stock or a combination thereof in exchange for the Rights), subject to adjustment.

  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredths of a Preferred Share issuable upon the exercise of one Right, which may, at the option of the Company, be evidenced by depository receipts), and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

  At any time prior to the earliest of (i) the close of business on the twentieth day following the first public announcement that a person has become an Acquiring Person (subject to extension for one or more successive ten day periods pursuant to the Rights Agreement), (ii) such time on or after the first public announcement that such person has become an Acquiring Person as there shall have occurred a Change of Control (as defined in the Rights Agreement) of the Company, or (iii) the Final Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). Following the expiration of the above periods, the Rights become nonredeemable. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

  The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to any percentage which is (i) greater than the largest percentage of the outstanding Common Shares then known to the Company to be beneficially owned by any person, entity or group of affiliates or associated persons (other than an Excepted Person) and (ii) not less than 10%, except that from and after such time as any person, entity or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interest of the holders of the Rights.

  Until a Right is exercised, the holder thereof, as such, has no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

  The Rights have certain anti-takeover effects. The Rights granted under the California Rights Plan will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors, since the Rights may be redeemed by the Company at $.01 per Right prior to the earliest of (i) the twentieth day following the time that a person or group has acquired beneficial ownership of 15% or more of the Common Shares (unless extended for one or more 10 day periods by the Board of Directors), (ii) a Change of Control, or (iii) the Final Expiration Date of the Rights.

  The California Rights Plan permits the Board to terminate the Plan in the event the Company is reincorporated in Delaware. The Board intends to adopt a similar stockholders rights plan for the Delaware Company if the reincorporation is approved. A VOTE IN FAVOR OF THE PROPOSED REINCORPORATION DESCRIBED IN THIS PROPOSAL 2 WILL RESULT IN THE TERMINATION OF THE CALIFORNIA RIGHTS PLAN AND THE APPROVAL AND ADOPTION OF A SIMILAR STOCKHOLDERS RIGHTS PLAN BY THE BOARD OF THE DELAWARE COMPANY. See "Anti-Takeover Measures."

AMENDMENT OF CERTIFICATE

  The California Articles may be amended by the approval of a majority of the members of the Board of Directors and by a majority of the outstanding shares (66 2/3% of the outstanding shares with regard to amendment of certain provisions regarding management of the Company). The Delaware Certificate provides that the provisions relating to (i) indemnification of officers and directors and (ii) the number, term, election and removal of directors can only be amended by the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding voting stock of the Delaware Company.

AMENDMENT OF BYLAWS

  The California Bylaws may be amended or repealed either by the Board of Directors or by the holders of a majority in interest of the outstanding stock of the Company (66 2/3% of the outstanding stock with respect to certain provisions relating to shareholder meetings and actions, director vacancies and fees and amendment of the California Bylaws), except that a change in the authorized maximum or minimum number of directors may only be effected by a vote of 66 2/3% of the outstanding shares. Upon the effectiveness of the proposed reincorporation, the Delaware Bylaws may be adopted, amended or repealed by the Delaware Board or by the holders of at least 66 2/3% of the voting power of the outstanding capital stock of the Delaware Company.

LOANS TO OFFICERS, DIRECTORS AND EMPLOYEES

  California law provides that any loan or guaranty (other than loans to permit the purchase of shares under certain stock purchase plans) for the benefit of any officer or director, or any employee benefit plan authorizing such loan or guaranty (except certain employee stock purchase plans), must be approved by the shareholders of a California corporation.

  Under Delaware law, a corporation may make loans to, or guarantee the obligations of, officers or other employees when, in the judgment of the board of directors, the loan or guaranty may reasonably be expected to benefit the corporation. Both California law and Delaware law permit such loans or guaranties to be unsecured and without interest.

CLASS VOTE FOR CERTAIN REORGANIZATIONS

  With certain exceptions, California law requires that mergers, reorganizations, certain sales of assets and similar transactions be approved by a majority vote of each class of shares outstanding. Delaware law generally does not require class voting for such transactions, except in certain situations involving an amendment to the certificate of incorporation which adversely affects a specific class of shares.

  California law also requires that holders of a California corporation's Common Stock receive nonredeemable Common Stock in a merger of the corporation with the holder (or an affiliate of the holder) of more than 50% but less than 90% of its Common Stock, unless all of the holders of its Common Stock consent to the merger or the merger has been approved by the California Commissioner of Corporations at a "fairness" hearing. This provision of California law may have the effect of making a cash "freezeout" merger by a majority shareholder more difficult to accomplish. A cash freezeout merger is a transaction whereby a minority shareholder is forced to relinquish his share ownership in a corporation in exchange for cash, subject in certain instances to dissenters rights. Delaware law has no comparable provision.

INSPECTION OF SHAREHOLDER LISTS

  California law provides for an absolute right of inspection of the shareholder list for shareholders holding 5% or more of a corporation's outstanding voting shares or shareholders holding 1% or more or' such shares who have filed a Schedule 14B with the Securities and Exchange Commission (the "SEC"). Delaware law provides no such absolute right of shareholder inspection. However, both California and Delaware law permit any shareholder of record to inspect the shareholder list for any purpose reasonably related to that person's interest as a shareholder.

APPRAISAL RIGHTS

  Under both California law and Delaware law, a shareholder of a corporation participating in certain mergers and reorganizations may be entitled to receive cash in the amount of the "fair value" (Delaware) or "fair market value" (California) of its shares, as determined by a court, in lieu of the consideration it would otherwise receive in the transaction. The limitations on such dissenters' appraisal rights are somewhat different in California and Delaware.

  Shareholders of a California corporation, the shares of which are listed on a national securities exchange or on the OTC margin stock list, generally do not have appraisal rights unless the holders of at least 5% of the class of outstanding shares assert the appraisal right. In any reorganization in which one corporation or the shareholders of one corporation own more than 5/6 of the voting power of the surviving or acquiring corporation, shareholders are denied dissenters' rights under California law. For this reason, appraisal rights will not be available to shareholders in connection with the reincorporation proposal.

  Under Delaware law appraisal rights are not available to shareholders with respect to a merger or consolidation by a corporation, the shares of which are either listed on a national securities exchange or designated as a national market system security or an interdealer quotation system security by the National Association of Securities Dealers, Inc., or are held of record by more than 2,000 holders if the shareholders receive shares of the surviving corporation or shares of any other corporation which are similarly listed or dispersed, and the shareholders do not receive any other property in exchange for their shares except cash for fractional shares. Appraisal rights are also unavailable under Delaware law to shareholders of a corporation surviving a merger if no vote of those shareholders is required to approve the merger because, among other things, the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately before the merger and certain other conditions are met.

VOTING APPRAISAL RIGHTS IN CERTAIN TRANSACTIONS

  Delaware law does not provide shareholders with voting or appraisal rights when a corporation acquires another business through the issuance of its stock, whether in exchange for assets or stock or in a merger with a subsidiary. California law treats these kinds of acquisitions in the same manner as a merger of the corporation directly with the business to be acquired and provides appraisal rights in the circumstances described in the preceding section.

DIVIDENDS

  Under California law, any dividends or other distributions to shareholders, such as redemptions, are limited to the greater of (i) retained earnings or
(ii) an amount which would leave the corporation with assets (excluding certain intangible assets) equal to at least 125% of its liabilities (excluding certain deferred items) and current assets equal to at least 100% (or, in certain circumstances, 125%) of its current liabilities. Delaware law allows the payment of dividends and redemption of stock out of surplus (including paid-in and earned surplus) or out of net profits for the current and immediately preceding fiscal years. The Company has never paid cash dividends and has no present plans to do so.

APPLICATION OF CALIFORNIA LAW AFTER REINCORPORATION

  California law provides that if (i) the average of certain property, payroll and sales factors results in a finding that more than 50% of the Delaware Company's business is conducted in California, and in a particular fiscal year more than 50% of the Delaware Company's outstanding voting securities are held of record by persons having addresses in California, and (ii) the Company's shares are traded in the NASDAQ National Market System and are held by fewer than 800 equity security holders, as of its most recent annual meeting of shareholders, then the Delaware Company would become subject to certain provisions of California law regardless of its state of incorporation. The Company does not currently meet all of the above requirements.

  Because the Company's Common Stock is traded in the NASDAQ National Market System and the Company's shares are held by at least 800 equity security holders, as of its most recent annual meeting of shareholders, California law will not initially apply to the Delaware Company if the reincorporation is approved. The Company would not be subject to California law as long as it continued to meet both of these requirements.

  If the Delaware Company were to become subject to the provisions of California law referred to above, and such provisions were enforced by California courts in a particular case, many of the Delaware laws described in this Proxy Statement would not apply to the Delaware Company. Instead, the Delaware Company could be governed by certain California laws, including those regarding liability of directors for breaches of the duty of care, indemnification of directors, dissenters' rights of appraisal, removal of directors as well as certain other provisions discussed above, to the exclusion of Delaware law. The effects of applying both Delaware and California laws to a Delaware corporation whose principal operations are based in California have not yet been determined.

FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION

  The reincorporation provided for in the Merger Agreement is intended to be a tax free reorganization under the Internal Revenue Code of 1986, as amended. Assuming the reincorporation qualifies as a reorganization, no gain or loss will be recognized to the holders of capital stock of the Company as a result of consummation of the reincorporation, and no gain or loss will be recognized by the Company or the Delaware Company. Each former holder of capital stock of the Company will have the same basis in the capital stock of the Delaware Company received by such holder pursuant to the reincorporation as such holder has in the capital stock of the Company held by such holder at the time of consummation of the reincorporation. Each shareholder's holding period with respect to the Delaware Company's capital stock will include the period during which such holder held the corresponding Company capital stock, provided the latter was held by such holder as a capital asset at the time of consummation of the reincorporation. The Company has not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reincorporation.

  The foregoing is only a summary of certain federal income tax consequences. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY OF THE LAWS OF ANY STATE OR OTHER JURISDICTION.

BOARD RECOMMENDATION

  The foregoing discussion is an attempt to summarize the more important differences in the corporation laws of Delaware and California and does not purport to be an exhaustive discussion of all of the differences. Such differences can be determined in full by reference to the California Corporations Code and to the Delaware General Corporation Law. In addition, both California and Delaware law provide that some of the statutory provisions as they affect various rights of holders of shares may be modified by provisions in the charter or bylaws of the corporation.

  A vote FOR the reincorporation proposal will constitute approval of the merger, the Delaware Certificate, the Delaware Bylaws, assumption of the indemnification agreements, the adoption and assumption by the Delaware Company of each of the Company's stock option, stock purchase and employee benefit plans and all other aspects of this Proposal 2.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

                                  PROPOSAL 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors has selected Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending March 31, 1997 and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to questions.

  Shareholder ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its shareholders.

  The affirmative vote of a majority of the shares of Common Stock and Preferred Stock, voting together as a single class on an as-converted basis, present in person or represented by proxy and entitled to vote at the Annual Meeting, will be required to ratify the selection of Deloitte & Touche, LLP.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the ownership of the Company's Common Stock as of June 30, 1996 by: (i) each current director; (ii) each nominee for director; (iii) each of the executive officers named in the Summary Compensation Table; (iv) all executive officers and directors of the Company as a group; and (v) all those known by the Company to be beneficial owners of more than five percent (5%) of its Common Stock.

                                                   BENEFICIAL OWNERSHIP(1)
                                              ---------------------------------
NAME                                          NUMBER OF SHARES PERCENT OF TOTAL
- ----                                          ---------------- ----------------
Samuel J. and Nadine Wohlstadter (2).........    4,311,437          27.77%
  c/o IGEN, Inc.
  16020 Industrial Drive
  Gaithersburg, MD 20877
Richard J. Massey, Ph.D. (3).................    1,252,000           8.17%
  c/o IGEN, Inc.
  16020 Industrial Drive
  Gaithersburg, MD 20877
Putnam Investment Management, Inc. (4).......    1,081,050           7.23%
  One Post Office Square
  Boston, MA 02109
Four Partners (5)............................      755,500           5.05%
  c/o Thomas J. Tisch
  667 Madison Ave.
  New York, NY 10021
Edward B. Lurier (6).........................      440,291           2.94%
George V. Migausky (7).......................      200,000           1.33%
Herman H. Spolders, Ph.D. (8)................       72,500              *
Robert Connelly (9)..........................       62,400              *
William J. O'Neill (10)......................       41,500              *
Robert R. Salsmans (11)......................       10,000              *
Hubert Rehkaemper (12).......................       10,000              *
All directors and executive officers as a
 group (12 persons) (13).....................    6,535,130          40.04%

- --------
  *Less than 1%

 (1) This table is based upon information supplied by officers, directors and principal shareholders. Unless otherwise indicated in the footnotes to this table and subject to the community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by him. Percentage of beneficial ownership is based on 14,945,689 shares of Common Stock outstanding as of June 30, 1996, adjusted as required by rules promulgated by the SEC.

 (2) Includes 3,728,937 shares held by Mr. Wohlstadter and his wife and does not include 128,100 shares held by Mr. Wohlstadter's adult children. Also includes 582,500 shares issuable upon exercise of options held by Mr. Wohlstadter, which are subject to certain vesting conditions expiring ratably through April 1999. Mr. Wohlstadter's percentage ownership, counting only those shares issuable upon exercise of options held by him which vest as of August 29, 1996, would be 26.94%.

 (3) Includes 375,000 shares issuable upon exercise of options held by Dr. Massey, which are subject to certain vesting conditions expiring ratably through April 1999. Dr. Massey's percentage ownership, counting only those shares issuable upon exercise of options held by him which vest as of August 29, 1996, would be 7.38%.

 (4) Based on information contained in the quarterly report provided by NASDAQ for the quarter ended June 30, 1996.

 (5) Based on information contained in the Schedule 13D filed with the Securities and Exchange Commission on December 13, 1995.

 (6) Includes 10,000 shares issuable upon exercise of options held by Mr. Lurier, which are subject to certain vesting conditions expiring ratably through April 1999. Also includes 418,091 shares held by Gryphon Ventures I, L.P. I ("Gryphon Ventures"). Mr. Lurier is a general partner of Gryphon Ventures and may be deemed to own beneficially all of its shares. Mr. Lurier's percentage ownership, counting only those shares issuable upon exercise of options held by him which vest as of August 29, 1996, would be 2.9%.

 (7) Includes 16,800 shares held by Mr. Migausky's minor children and 147,700 shares issuable upon exercise of options held by Mr. Migausky, which are subject to certain vesting conditions expiring ratably through April 1999. Mr. Migausky's percentage ownership, counting only those shares issuable upon exercise of options held by him which vest as of August 29, 1996, would be 0.86%.

 (8) Includes 72,500 shares issuable upon exercise of options held by Dr. Spolders, which are subject to certain vesting conditions expiring ratably through February 1998.

 (9) Includes 60,000 shares issuable upon exercise of options held by Mr. Connelly, which are subject to certain vesting conditions expiring ratably through February 1999.

(10) Includes 10,000 shares issuable upon exercise of options held by Mr. O'Neill, which are subject to certain vesting conditions expiring ratably through April 1999.

(11) Includes 10,000 shares issuable upon exercise of options held by Mr. Salsmans, which are subject to certain vesting conditions expiring ratably through August 2000. Excludes 346,135 shares held of record by Organon Teknika B.V. to which Mr. Salsmans disclaims beneficial ownership.

(12) Includes 10,000 shares issuable upon exercise of options held by Mr. Rehkaemper, which are subject to certain vesting conditions expiring ratably through August 2000.

(13) Includes 1,377,500 shares issuable upon exercise of options, some of which are subject to certain vesting restrictions. See also Notes (2),
     (3) and (6) through (12).

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Offices, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 1996, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                            EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

  In accordance with Company policy, all members of the Board of Directors are eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings.

  Effective April 25, 1994, each non-employee director of the Company receives a per meeting attendance fee of $1,000. In the fiscal year ended March 31, 1996, the total compensation paid to non-employee directors (all directors except Mr. Wohlstadter and Dr. Massey) was $14,000.

  On April 25, 1994, each non-employee director of the Company then sitting on the Board of Directors was granted an option to purchase 10,000 shares of the Company's Common Stock under the 1994 Non-Employee Directors' Stock Option Plan at a purchase price of $8.75 per share (the closing sales price reported in the NASDAQ National Market System on the day prior to the date of grant). Messrs. Salsmans and Rehkaemper were each granted an option to purchase 10,000 shares of the Company's Common Stock under the 1994 Non-Employee Directors' Stock Option Plan at a purchase price of $6.25 when they joined the Board effective on August 25, 1995 (the closing price reported in the NASDAQ National Market System on the day prior to the date of grant). The options vest over a period of five years with one-fifth of the option becoming exercisable one year from the date of grant and an additional one-twentieth becoming exercisable every three months thereafter. Such vesting is conditioned upon continued service as a director of the Company.

COMPENSATION OF EXECUTIVE OFFICERS

  The following table shows for the fiscal years ending March 31, 1996, 1995 and 1994, compensation awarded or paid to, or earned by the Company's Chief Executive Officer and its other four most highly compensated executive officers at March 31, 1996 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                              LONG-TERM
                                  ANNUAL     COMPENSATION
                               COMPENSATION     AWARDS
                               ------------  ------------             OTHER ANNUAL
   NAME AND PRINCIPAL             SALARY        BONUS       OPTIONS   COMPENSATION
   POSITION               YEAR     ($)           ($)       (# SHARES)     ($)
   ------------------     ----    ------     ------------  ---------- ------------
Samuel J. Wohlstadter     1996   $237,000      $50,000          --          --
Chairman and Chief        1995   $227,000      $40,000       62,500      $5,400(1)
Executive Officer         1994   $216,000      $32,000          --       $6,938(1)

Richard J. Massey, Ph.D.  1996   $200,000      $40,000          --       $8,750(1)
President and Chief       1995   $191,000      $35,000       50,000      $8,750(1)
Operating Officer         1994   $182,000      $27,000          --       $8,750(1)

George V. Migausky        1996   $150,000      $30,000          --          --
Vice President and Chief  1995   $142,000      $25,000       27,500         --
Financial Officer         1994   $135,000      $20,000          --          --

Herman H. Spolders, Ph.D. 1996   $172,250      $25,000          --          --
Vice President, Business  1995   $150,000          --           --          --
Development and Planning  1994   $150,000          --           --          --

Robert Connelly           1996   $127,000      $20,000          --          --
Vice President,           1995   $120,000      $12,000       30,000         --
Marketing and Sales       1994   $ 10,000(2)   $ 5,000(2)       --          --

- --------
(1) Consists of annual lease value of Company-provided automobile.
(2) Mr. Connelly joined the Company in February 1994.

                       STOCK OPTION GRANTS AND EXERCISES

  The Company has granted options to its executive officers under its 1985 Stock Option Plan (the "1985 Plan") and its 1994 Stock Option Plan (the "1994 Plan") (collectively, the "Plans"). The 1994 Plan was adopted by the Board of Directors in July 1994 to replace the 1985 Plan and was approved by the shareholders in September 1994. However, no options were granted under the Plans to any of the Named Executive Officers during the fiscal year ended March 31, 1996. As of March 31, 1996, options to purchase a total of 1,492,436 shares were issued and outstanding under the Plans and options to purchase 867,479 shares remained available for grant under the 1994 Plan. The Company is empowered to and from time to time does repurchase shares of Common Stock in the open market for the purpose of making shares available for issuance upon the exercise of options.

  The following tables show for the fiscal year ended March 31, 1996, certain information regarding options granted to, exercised by and held at year end by the Named Executive Officers:

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND MARCH 31, 1996 OPTION
                                    VALUES

                                                  NUMBER OF SECURITIES
                           SHARES                UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                          ACQUIRED    VALUE            OPTIONS AT            IN-THE-MONEY OPTIONS AT
                         ON EXERCISE REALIZED      MARCH 31, 1996 (#)           MARCH 31, 1996 ($)
    NAME                     (#)      ($)(1)  EXERCISABLE/UNEXERCISABLE(2) EXERCISABLE/UNEXERCISABLE(3)
    ----                 ----------- -------- ---------------------------- ----------------------------
Samuel J. Wohlstadter...      --         --         357,875/124,625              $228,144/$57,036
Richard J. Massey,
 Ph.D...................      --         --         214,200/80,800               $147,560/$32,796
George V. Migausky......    4,035    $18,880         66,700/31,000               $ 76,655/$13,182
Herman H. Spolders,
 Ph.D. .................      --         --          31,500/21,000               $ 21,420/$14,280
Robert Connelly.........      --         --          12,000/18,000               $    -0-/$   -0-

- --------
(1) Based on the fair market value of the Company's Common Stock on the dates of exercise minus the exercise price.

(2) Includes both "in-the-money" and "out-of-the-money" options. "In-the-money" options are options with exercise prices below the market price of the Company's Common Stock at March 31, 1996.

(3) Based on the closing price of the Company's Common Stock on March 31, 1996 ($5.25) minus the exercise price.

                             CERTAIN TRANSACTIONS

  The Company's Bylaws provide that the Company will indemnify its directors and may indemnify its officers, employees and other agents to the fullest extent permitted by California law. The Company is also empowered under its Bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to these provisions, the Company has entered into indemnity agreements with each of its directors and executive officers and has obtained director and officer liability insurance in the amount of $4,000,000.

  In addition, the Company's Amended and Restated Articles of Incorporation provide that the liability of the directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Pursuant to California law, the Company's directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its shareholders. However, this provision does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under California law. In addition, each director will continue to be subject to liability for (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, (vi) any transaction that constitutes an illegal distribution or dividend under California law, and (vii) any transaction involving an unlawful conflict of interest between the director and the Company under California law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

  In May 1993, the Company entered into a $20 million license agreement and a stock purchase agreement with Organon Teknika. Following this transaction, Mr. Joop Sistermans, then President and Chief Executive Officer of the Organon Teknika group of companies, joined the Company's Board of Directors in November 1993 and resigned from the Board of Directors effective August 25, 1995. Robert Salsmans, the current President and Chief Executive Officer of Organon Teknika, replaced Mr. Sistermans on the Company's Board of Directors at the August 1995 Board Meeting. During fiscal 1996, the Company recognized contract revenue of approximately $1.1 million and recorded product sales of approximately $1.1 million with respect to Organon Teknika.

  In May 1993, the Company established HyperGen, a joint venture partnership with Hyperion Catalysis International ("Hyperion"). Messrs. Lurier, Massey and Wohlstadter are affiliated with Hyperion. During fiscal 1994, pursuant to a Product Development and Marketing Agreement between the Company, Hyperion and HyperGen (the "Agreement"), the Company paid Hyperion a $5,000,000 license fee, $3,000,000 of which was paid upon execution of the Agreement and $2,000,000 of which was paid for research and development upon the achievement of certain milestones. The Company also paid HyperGen a $750,000 license fee pursuant to the Agreement. In addition, from time to time prior to 1993, the Company has borrowed money from and loaned money to Hyperion pursuant to various promissory notes in favor of the Company or Hyperion. The maximum amount due either company at any one time was $767,000 owed by Hyperion in May 1993. All loans between the Company and Hyperion were repaid in May 1993. During fiscal 1995, the Company acquired Hyperion's remaining 50% interest in HyperGen for $3,000,000 and entered into a long term supply agreement with Hyperion to ensure itself of sufficient supplies of graphite fibrils. Also during fiscal 1996, the Company entered into a research and supply agreement under which the Company prepaid $500,000.

  Proteinix Corporation ("Proteinix") and Pro-Neuron, Inc. ("Pro-Neuron") have a facilities agreement and have shared certain equipment and administrative services with the Company since 1992 and 1986, respectively. Proteinix and Pro-Neuron reimburse the Company for their relative share of the services received. In June 1995, the Company entered into a research and development agreement with Proteinix pursuant to which the Company has paid $650,000 of the $950,000 committed by the Company to be paid under the agreement. In addition, from time to time prior to 1993, the Company has advanced operating funds to Proteinix and Pro-Neuron evidenced by interest bearing promissory notes. No intercompany loans or advances currently exist. Mr. Wohlstadter is the principal shareholder and Chief Executive Officer of both Proteinix and Pro-Neuron.

  During November 1995, the Company formed a Joint Venture for the development and commercialization of advanced diagnostic products utilizing a proprietary combination of multi-array technology together with the Company's ORIGEN technology. Products based on these technologies would be used for high throughput, multiparameter analysis for DNA sequencing, clinical chemistry and immunodiagnostics. The joint venture is named Meso Scale Diagnostics, LLC ("MSD"), and was formed together with Meso Scale Technologies, LLC ("MST"), a company based in Maryland. The Company has agreed to provide initial capital contributions to MSD of $5 million over time, in exchange for its ownership interest and to fund the organizational and certain ongoing (non-research) operating expenses of MSD. The Company will also participate in a collaborative research program. MST is a technology-based company established and operated by Jacob Wohlstadter, the son of Samuel J. Wohlstadter, the Chief Executive Officer of the Company. Nadine Wohlstadter, a member of MST, is the spouse of Samuel J. Wohlstadter. Over the forty month period beginning on June 1, 1996, Jacob Wohlstadter will receive an aggregate of approximately $420,000 from his employment at MSD and will receive $115,000 for each year he is employed at MSD thereafter. The Company has agreed to indemnify Jacob Wohlstadter against liability from the joint venture.

  The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors and principal shareholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and have been and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

  Furthermore, the Company adopted in April 1988 a policy on conflicts of interest requiring the Company's directors, officers and Scientific Advisory Board members to provide detailed disclosure of any outside activities or interest that might potentially conflict or appear to conflict with the Company's best interests. The Company also adopted a policy on related party transactions in January 1990 requiring review and approval by the Board of Directors of transactions involving, among others, the Company's management, principal shareholders or parties controlled by them when the value of the transaction equals or exceeds $50,000 or its duration exceeds three months.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                         ON EXECUTIVE COMPENSATION(1)

  The Compensation Committee of the Board of Directors (the "Committee") is composed of Messrs. Lurier, O'Neill and Rehkaemper, none of whom has been an officer or employee of the Company. The Committee is responsible for establishing the Company's compensation programs for executive officers.

COMPENSATION PHILOSOPHY

  The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to establish an appropriate relationship between executive compensation and the creation of long-term shareholder value. To meet these goals, the Committee has adopted a mix among the compensation elements of salary, bonus and stock options.

  BASE SALARY. The Committee annually reviews each executive officer's base salary. When reviewing base salaries, the Committee considers individual performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices, with emphasis on the latter. In general, the salaries and stock option awards of executive officers are not determined by the Company's achievement of specific corporate performance criteria. Instead the Committee determines the salaries for executive officers based upon a review of salary surveys of other emerging health care companies performed for the Committee. To provide the Compensation Committee with more information for making compensation comparisons, IGEN utilizes published salary surveys for the life science industry and surveys a group of health care companies that have recently made an initial public offering or are publicly traded. This group includes diagnostic, biotechnology and pharmaceutical companies with public capitalizations similar to that of the Company. Based upon such surveys, the executive officers' salaries are set in the mid-range as compared to other comparable health care companies.
- --------
(1) The material in this report is not "soliciting material," is not deemed filed with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in any such filing.

  BONUS. The bonus program is a variable pay program for executive officers of the Company to earn additional annual compensation. The bonus award earned depends on the extent to which Company and individual performance objectives are achieved. The Company objectives consist of operating, strategic and financial goals that are considered to be critical to the Company's fundamental long-term goal of building shareholder value. For fiscal 1996, these goals were: (i) effective implementation of the planned growth of the Company; (ii) continued advances toward project goals in research and development programs; (iii) expansion of technological capabilities; (iv) progress toward commercial goals in development programs; (v) progress in connection with attainment of collaborative relationships; and (vi) progress in certain financial and administrative activities.

  These goals were substantially met and the bonuses awarded, ranging from $10,000 to $50,000, reflect subjective judgments and the Committee's philosophy that bonuses in the early years of the Company's bonus program be relatively modest when compared with other emerging health care companies.

OPTION PLANS

  The Option Plans offered by the Company have been established to provide all employees of the Company with an opportunity to share, along with shareholders of the Company, in the long-term performance of the Company.

  Periodic grants of stock options are generally made to all eligible employees, with additional grants being made to certain employees upon commencement of employment and occasionally following a significant change in job responsibilities, scope or title. Stock options granted generally have a five-year vesting schedule and expire ten years from the date of grant. The exercise price of options granted under the stock option plans is usually 100% of fair market value of the underlying stock on the date of grant.

  Guidelines for the number of stock options for each participant in the periodic grant program generally are determined by a formula established by the Compensation Committee whereby several factors are applied to the salary and performance level of each participant and then related to the approximate market price of the stock at the time of grant. In awarding stock options, the Committee considers individual performance, overall contribution to the Company, officer retention, the number of unvested stock options and the total number of stock options to be awarded. The Committee awarded no options during fiscal 1996.

  Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee has determined that stock options granted under the Company's 1994 Stock Option Plan with an exercise price at least equal to the fair market value of the Company's common stock on the date of grant shall be treated as "performance-based compensation" and any compensation recognized by a Named Executive Officer as a result of the grant of such a stock option is deductible by the Company.

CEO COMPENSATION

  The Committee uses the same procedures described above in setting the annual salary, bonus and stock option awards for the CEO. The CEO's salary is determined based on comparisons with other recently public health care companies as described above. In awarding stock options, the Committee considered the CEO's performance, overall contribution to the Company, retention, the number of unvested options and the total number of options to be granted. The CEO's fiscal 1996 bonus was awarded based on the Company's achievement of the performance goals outlined above and the Committee's subjective evaluation of the CEO's performance. As described above, in determining where the CEO's total compensation is set within the ranges and in light of the considerations described above, the Committee by necessity makes certain subjective evaluations. Compared to other health care companies surveyed by the Company, the CEO's salary is in the mid range and his bonus and stock options are in the low range. The Committee recognizes, however, that the CEO's overall equity ownership of the Company accumulated over a 13-year period is in the high range.

CONCLUSION

  Through the plans described above, a significant portion of the Company's compensation program and the CEO's and the other executive officers' compensation are contingent on Company performance, and realization of benefits by the CEO and the other executive officers is closely linked to increases in long-term shareholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company's business may result in highly variable compensation.

                                          COMPENSATION COMMITTEE

                                          Edward B. Lurier
                                          William J. O'Neill
                                          Hubert Rehkaemper

                     PERFORMANCE MEASUREMENT COMPARISON(1)

  The following chart shows the value of an investment of $100 in February 1994 in cash of (i) the Company's Common Stock, (ii) the Wilshire 5000 Index and (iii) the H&Q Health Care Sector Index. All values assume reinvestment of the full amount of all dividends and are calculated as of March 31, 1996:

              COMPARISON OF TOTAL CUMULATIVE RETURN ON INVESTMENT



                   [26 MONTH COMPARISON GRAPH APPEARS HERE]



- --------
(1) The material in this report is not "soliciting material," is not deemed filed with the SEC, and is not to be incorporated by reference into any filing of the company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in any such filing.
(2) $100 invested on 02/03/94 in Stock or on 01/31/94 in Index--including reinvestment of dividends. Fiscal year ending March 31.

                                 OTHER MATTERS

  The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          Andrei M. Manoliu
                                          Secretary

August 19, 1996

                                   EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") is made as of __________, 1996, by and between IGEN, INC., a California corporation ("IGEN California"), and IGEN INTERNATIONAL, INC., a Delaware corporation ("IGEN Delaware"). IGEN California and IGEN Delaware are sometimes referred to as the "Constituent Corporations."

     The authorized capital stock of IGEN California consists of 50,000,000 shares of Common Stock, $.001 par value, and 10,000,000 shares of Preferred Stock, $.001 par value, of which 600,000 shares have been designated Series A Junior Preferred Stock and none of which are issued and outstanding as of the date hereof. The authorized capital stock of IGEN Delaware, upon effectuation of the transactions set forth in this Merger Agreement, will consist of 50,000,000 shares of Common Stock, $.001 par value, and 10,000,000 shares of Preferred Stock, $.001 par value, of which 600,000 shares have been designated Series A Junior Preferred Stock and none of which are issued and outstanding as of the date hereof.

     The directors of the Constituent Corporations deem it advisable and to the advantage of said corporations that IGEN California merge into IGEN Delaware upon the terms and conditions herein provided.

     NOW, THEREFORE, the parties do hereby adopt the plan of reorganization encompassed by this Merger Agreement and do hereby agree that IGEN California shall merge into IGEN Delaware on the following terms, conditions and other provisions:

1.   TERMS AND CONDITIONS.

     1.1. Merger. IGEN California shall be merged with and into IGEN Delaware (the "Merger"), and IGEN Delaware shall be the surviving corporation (the "Surviving Corporation") effective upon the date when this Merger Agreement is filed with the Secretary of State of the State of Delaware (the "Effective Date").

     1.2. Succession. On the Effective Date, IGEN Delaware shall continue its corporate existence under the laws of the State of Delaware, and the separate existence and corporate organization of IGEN California, except insofar as it may be continued by operation of law, shall be terminated and cease.

     1.3. Transfer of Assets and Liabilities. On the Effective Date, the rights, privileges, powers and franchises, both of a public as well as of a private nature, of each of the Constituent Corporations shall be vested in and possessed by the Surviving Corporation, subject to all of the disabilities, duties and restrictions of or upon each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, of each of the Constituent Corporations, and all debts due to each of the Constituent Corporations on whatever account, and all things in action or belonging to each of the

Constituent Corporations shall be transferred to and vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest, shall be thereafter the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; provided, however, that the liabilities of the Constituent Corporations and of their shareholders, directors and officers shall not be affected and all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the Merger had not taken place except as they may be modified with the consent of such creditors and all debts, liabilities and duties of or upon each of the Constituent Corporations shall attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

     1.4. Common Stock of IGEN California and IGEN Delaware. On the Effective Date, by virtue of the Merger and without any further action on the part of the Constituent Corporations or their shareholders, (i) each share of Common Stock of IGEN California issued and outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of the Common Stock of IGEN Delaware, (ii) resulting fractional shares shall not be issued, but holders of fractional shares shall be compensated, based upon the closing price of the Common Stock on the Nasdaq National Market on the Effective Date, and (iii) each share of Common Stock of IGEN Delaware issued and outstanding immediately prior thereto shall be cancelled and returned to the status of authorized but unissued shares.

     1.5. Stock Certificates. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of the Common Stock of IGEN California shall be deemed for all purposes to evidence ownership of and to represent the shares of IGEN Delaware into which the shares of IGEN California represented by such certificates have been converted as herein provided and shall be so registered on the books and records of the Surviving Corporation or its transfer agent. The registered owner of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or its transfer agent, have and been entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of IGEN Delaware evidenced by such outstanding certificate as above provided.

     1.6. Options. On the Effective Date, the Surviving Corporation will assume and continue all of IGEN California's stock option plans in existence on the Effective Date, including without limitation the 1985 Stock Option Plan, the 401(k) Plan and the outstanding and unexercised portions of all options to purchase Common Stock of IGEN California, including without limitation all options outstanding under such stock option plans and any other outstanding options, shall be combined, changed, and converted into options of IGEN Delaware such that an option for one share of IGEN California shall be converted into an option for one share of IGEN Delaware. Effective on the Effective Date, IGEN Delaware hereby assumes the outstanding and unexercised portions of such options and the obligations of IGEN California with respect thereto.

                                      2.

     1.7. 1996 Preferred Share Purchase Plan. On the Effective Date, the 1996 Preferred Share Purchase Plan approved and adopted by IGEN California's Board of Directors on December 14, 1995, will be terminated.

     1.8. Employee Benefit Plans. On the Effective Date, the Surviving Corporation shall assume all obligations of IGEN California under any and all employee benefit plans in effect as of such date with respect to which employee rights or accrued benefits are outstanding as of such date; provided, however, that one share of Common Stock of IGEN Delaware shall be substituted for each share of Common Stock of IGEN California (if any) thereunder. On the Effective Date, the Surviving Corporation shall adopt and continue in effect all such employee benefit plans upon the same terms and conditions as were in effect immediately prior to the Merger and shall reserve that number of shares of IGEN Delaware Common Stock with respect to each such employee benefit plan as is proportional to that number of shares of IGEN California Common Stock (if any) so reserved on the Effective Date.

2.  CHARTER DOCUMENTS.

     2.1. Certificate of Incorporation. The Certificate of Incorporation of IGEN Delaware in effect on the Effective Date shall continue to be the Certificate of Incorporation of the Surviving Corporation.

3.  MISCELLANEOUS.

     3.1. Further Assurances. From time to time, and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of IGEN California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest or perfect in or to conform of record or otherwise, in the Surviving Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of IGEN California and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of IGEN California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     3.2. Amendment. At any time before or after approval by the shareholders of IGEN California, this Merger Agreement may be amended in any manner (except that, after the approval of the Merger Agreement by the shareholders of IGEN California, the principal terms may not be

                                      3.

amended without the further approval of the shareholders of IGEN California) as may be determined in the judgment of the respective Board of Directors of IGEN Delaware and IGEN California to be necessary, desirable, or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purpose and intent of this Merger Agreement.

     3.3. Conditions to Merger. The obligation of the Constituent Corporations to effect the transactions contemplated hereby is subject to satisfaction of the following conditions (any or all of which may be waived by either of the Constituent Corporations in its sole discretion to the extent permitted by law):

            (a) the Merger shall have been approved by the shareholders of IGEN California in accordance with applicable provisions of the General Corporation Law of the State of California; and

            (b) IGEN California, as sole stockholder of IGEN Delaware, shall have approved the Merger in accordance with the General Corporation Law of the State of Delaware; and

            (c) any and all consents, permits, authorizations, approvals, and orders deemed in the sole discretion of IGEN California to be material to consummation of the Merger shall have been obtained.

     3.4. Abandonment or Deferral. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either IGEN California or IGEN Delaware or both, notwithstanding the approval of this Merger Agreement by the shareholders of IGEN California or IGEN Delaware, or the consummation of the Merger may be deferred for a reasonable period of time if, in the opinion of the Board of Directors of IGEN California and IGEN Delaware, such action would be in the best interest of such corporations. In the event of termination of this Merger Agreement, this Merger Agreement shall become void and of no effect and there shall be no liability on the part of either Constituent Corporation or its Board of Directors or shareholders with respect thereto, except that IGEN California shall pay all expenses incurred in connection with the Merger or in respect of this Merger Agreement or relating thereto.

     3.5. Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

                                      4.

     IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by the Board of Directors of IGEN California and IGEN Delaware, is hereby executed on behalf of each said corporation and attested by their respective officers thereunto duly authorized.

                                      IGEN, Inc.
                                      a California corporation



                                      By
                                        ----------------------------------------
                                           Samuel J. Wohlstadter
                                           Chairman and Chief Executive Officer


ATTEST:




- ----------------------------------
Andrei M. Manoliu
Secretary


                                      IGEN International, Inc.
                                      a Delaware corporation



                                      By
                                        ----------------------------------------
                                           Samuel J. Wohlstadter
                                           Chairman and Chief Executive Officer


ATTEST:




- ----------------------------------
Andrei M. Manoliu
Secretary


                                      5.

                            IGEN International, INC.
                  OFFICERS' CERTIFICATE OF APPROVAL OF MERGER


     The undersigned, Samuel J. Wohlstadter and Andrei M. Manoliu, do hereby certify that:

     1. They are the Chairman/Chief Executive Officer and Secretary, respectively, of IGEN International, Inc., a Delaware corporation (the "Corporation").

     2. The Agreement and Plan of Merger attached to this Certificate providing for the merger of IGEN, Inc., a California corporation, with and into the Corporation was duly approved by the Board of Directors and by the stockholder of the Corporation.

     3.   The Corporation has two authorized classes of shares designated
Common Stock and Preferred Stock. The number of shares of Common Stock outstanding and entitled to vote upon the merger was One Thousand (1,000) shares of Common Stock. There are no shares of Preferred Stock outstanding.

     4. The terms of the Agreement and Plan of Merger were approved by the Corporation by the vote of more than fifty percent (50%) of the outstanding shares of Common Stock of the Corporation, which equaled or exceeded the vote required.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate this ____ day of _________________, 1996.





                                      ----------------------------------------
                                         Samuel J. Wohlstadter
                                         Chairman and Chief Executive Officer




                                      ----------------------------------------
                                         Andrei M. Manoliu
                                         Secretary

     Each of the undersigned declares under penalty of perjury that he has read the foregoing Certificate and knows the contents thereof and that the same is true of his own knowledge.

     Executed at _______________, on _____________, 1996.





                                      -----------------------------------------
                                         Samuel J. Wohlstadter
                                         Chairman and Chief Executive Officer




                                      -----------------------------------------
                                         Andrei M. Manoliu
                                         Secretary


                                      2.

                                   IGEN, INC.
                  OFFICERS' CERTIFICATE OF APPROVAL OF MERGER


     The undersigned, Samuel J. Wohlstadter and Andrei M. Manoliu, do hereby certify that:

     1. They are the Chairman/Chief Executive Officer and Secretary, respectively, of IGEN, Inc., a California corporation (the "Corporation").

     2. The Agreement and Plan of Merger attached to this Certificate providing for the merger of the Corporation, with and into IGEN International, Inc., a Delaware Corporation, was duly approved by the Board of Directors and by the shareholders of the Corporation.

     3. The Corporation has two authorized classes of shares, designated Common Stock and Preferred Stock. The total number of outstanding shares of Common Stock is __________ (___________). No shares of Preferred Stock are outstanding. All outstanding shares of stock were entitled to vote on the merger.

     4. The terms of the Agreement and Plan of Merger were approved by the Corporation by the vote of more than fifty percent (50%) of the outstanding shares of Common Stock, which equaled or exceeded the vote required.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate this ____ day of ______________, 1996.





                                      ----------------------------------------
                                         Samuel J. Wohlstadter
                                         Chairman and Chief Executive Officer




                                      ----------------------------------------
                                         Andrei M. Manoliu
                                         Secretary

     Each of the undersigned declares under penalty of perjury that he has read the foregoing Certificate and knows the contents thereof and that the same is true of his own knowledge.

     Executed at _______________, on ____________ __, 1996.





                                      -----------------------------------------
                                         Samuel J. Wohlstadter
                                         Chairman and Chief Executive Officer





                                      -----------------------------------------
                                         Andrei M. Manoliu
                                         Secretary



                                      2.

                                   EXHIBIT B

                         CERTIFICATE OF INCORPORATION

                                      OF

                           IGEN INTERNATIONAL, INC.


     The undersigned, a natural person (the "Sole Incorporator"), for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

                                      I.

     The name of this corporation is IGEN International, Inc.

                                      II.

     The address of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

                                     III.

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                      IV.

     A. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Sixty Million (60,000,000) shares. Fifty Million (50,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Ten Million (10,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001).

     B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a "Preferred Stock Designation") pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to

                                      1.

establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     C. Six Hundred Thousand (600,000) shares of Preferred Stock, $.001 par value, are hereby designated "Series A Junior Participating Preferred Stock" with the rights, preferences, privileges and restrictions specified herein (the "Junior Preferred Stock"). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Junior Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the corporation convertible into Junior Preferred Stock.

          (1)  Dividends and Distributions.

               (a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Junior Preferred Stock with respect to dividends, the holders of shares of Junior Preferred Stock, in preference to the holders of Common Stock, par value $.001 per share (the "Common Stock"), of the corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $l.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise) declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Preferred Stock. In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of

                                      2.

Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (b) The corporation shall declare a dividend or distribution on the Junior Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

               (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

          (2) Voting Rights. The holders of shares of Junior Preferred Stock shall have the following voting rights:

               (a) Subject to the provision for adjustment hereinafter set forth, each share of Junior Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the corporation. In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                                      3.

               (b) Except as otherwise provided herein, in any other Certificate of Determination of Preferences creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Junior Preferred Stock and the holders of shares of Common Stock and any other capital stock of the corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the corporation.

               (c) Except as set forth herein, or as otherwise provided by law, holders of Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          (3)  Certain Restrictions.

               (a) Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, the corporation shall not:

                    (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock;

                    (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except dividends paid ratably on the Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                    (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock, provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Junior Preferred Stock; or

                    (iv) redeem or purchase or otherwise acquire for consideration any shares of Junior Preferred Stock, or any shares of stock ranking on a parity with the Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                                      4.

               (b) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          (4) Reacquired Shares. Any shares of Junior Preferred Stock purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Amended and Restated Articles of Incorporation, or in any other Certificate of Determination of Preferences creating a series of Preferred Stock or any similar stock or as otherwise required by law.

          (5) Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock unless, prior thereto, the holders of shares of Junior Preferred Stock shall have received the greater of: (A) $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; or (B) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (6) Consolidation, Merger, etc. In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment

                                      5.

hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (7) No Redemption. The shares of Junior Preferred Stock shall not be redeemable.

          (8) Rank. The Junior Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all other series of the corporation's Preferred Stock.

          (9) Amendment. The Certificate of Incorporation of the corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Junior Preferred Stock, voting together as a single class.

                                      V.

     For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

     A.

          (1) The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

          (2) Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each

                                      6.

class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the adoption and filing of this Certificate of Incorporation, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the adoption and filing of this Certificate of Incorporation, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the adoption and filing of this Certificate of Incorporation, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

     Notwithstanding the foregoing provisions of this Article, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          (3) Subject to the rights of the holders of any series of Preferred Stock, no director shall be removed without cause. Subject to any limitations imposed by law, the Board of Directors or any individual director may be removed from office at any time with cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the corporation, entitled to vote at an election of directors (the "Voting Stock").

          (4) Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

     B.

          (1) Subject to paragraph (g) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

                                      7.

          (2) The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

          (3) No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws. No action shall be taken by the stockholders by written consent.

          (4) Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), and shall be held at such place, on such date, and at such time as the Board of Directors shall fix.

          (5) Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

                                      VI.

     A. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General corporation Law, as so amended.

     B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                     VII.

     A. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this
Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

                                      8.

     B. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, and VII.

                                     VIII.

     The name and the mailing address of the Sole Incorporator is as follows:

          Name                      Mailing Address

          Andrei M. Manoliu         Cooley Godward Castro
                                    Huddleson & Tatum
                                    3000 El Camino Real
                                    5 Palo Alto Square
                                    4th Floor
                                    Palo Alto, CA 94306-2155

     In Witness Whereof, this Certificate has been subscribed this ____ day of __________, 199_ by the undersigned who affirms that the statements made herein are true and correct.



                                    ------------------------------------------
                                    Andrei M. Manoliu
                                    Sole Incorporator

                                      9.

                                   EXHIBIT C

                                    BYLAWS

                                      OF

                           IGEN INTERNATIONAL, INC.

                           (A DELAWARE CORPORATION)



                                   Article I

                                    Offices

     Section 1. Registered Office. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.

     Section 2. Other Offices. The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.


                                  Article II

                                Corporate Seal

     Section 3. Corporate Seal. The corporate seal shall consist of a die bearing the name of the corporation and the inscription, "Corporate Seal-Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                  Article III

                            Stockholders' Meetings

     Section 4. Place of Meetings. Meetings of the stockholders of the corporation shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors, or, if not so designated, then at the office of the corporation required to be maintained pursuant to Section 2 hereof.

     Section 5.     Annual Meeting.

       (b) The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors.

       (b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not later than the close of business one hundred twenty (120) calendar days prior to the date of the corporation's proxy statement released to stockholders in connection with the preceding year's annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by the corporation fewer than seventy (70) days prior to the date of such annual meeting, the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in his capacity as a proponent to a stockholder proposal.
Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if he should so


                                      2.

determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted. (Del. Code Ann., tit. 8: (S) 211(b))

       (c) Only persons who are nominated in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation in accordance with the provisions of paragraph (b) of this Section 5. Such stockholder's notice shall set forth
(i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (b) of this Section 5. At the request of the Board of Directors, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this paragraph (c). The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

       (d) For purposes of this Section 5, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.



                                      3.

     Section 6.     Special Meetings.

       (a) Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), and shall be held at such place, on such date, and at such time as the Board of Directors, shall fix.

       (b) If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty
(120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these Bylaws. If the notice is not given within sixty
(60) days after the receipt of the request, the person or persons requesting the meeting may set the time and place of the meeting and give the notice. Nothing contained in this paragraph (b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

     Section 7. Notice of Meetings. Except as otherwise provided by law or the Certificate of Incorporation, written notice of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, date and hour and purpose or purposes of the meeting. Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

     Section 8. Quorum. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the

                                      4.

chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all action taken by the holders of a majority of the vote cast, excluding abstentions, at any meeting at which a quorum is present shall be valid and binding upon the corporation; provided, however, that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of the votes cast, including abstentions, by the holders of shares of such class or classes or series shall be the act of such class or classes or series.

     Section 9. Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares casting votes, excluding abstentions. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 10. Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 12 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote shall have the right to do so either in person or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period.

     Section 11. Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or



                                      5.

order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the General Corporation Law of Delaware, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.

     Section 12. List of Stockholders. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof and may be inspected by any stockholder who is present.

     Section 13. Action Without Meeting. No action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these Bylaws, and no action shall be taken by the stockholders by written consent.

     Section 14.    Organization.

       (a) At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or, if the President is absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

       (b) The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to



                                      6.

questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

                                  Article IV

                                   Directors

     Section 15. Number and Term of Office. The authorized number of directors of the corporation shall be fixed in accordance with the Certificate of Incorporation. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

     Section 16. Powers. The powers of the corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.

     Section 17.    Classes of Directors.

       Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the adoption and filing of this Certificate of Incorporation, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the adoption and filing of this Certificate of Incorporation, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the adoption and filing of this Certificate of Incorporation, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

     Notwithstanding the foregoing provisions of this Article, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.




                                      7.

     Section 18. Vacancies. Unless otherwise provided in the Certificate of Incorporation, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director.

     Section 19. Resignation. Any director may resign at any time by delivering his written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his successor shall have been duly elected and qualified.

     Section 20. Removal. Subject to the rights of the holders of any series of Preferred Stock, no director shall be removed without cause. Subject to any limitations imposed by law, the Board of Directors or any individual director may be removed from office at any time with cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the corporation, entitled to vote at an election of directors (the "Voting Stock").

     Section 21.    Meetings.

       (a) Annual Meetings. The annual meeting of the Board of Directors shall be held immediately before or after the annual meeting of stockholders and at the place where such meeting is held. No notice of an annual meeting of the Board of Directors shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

       (b) Regular Meetings. Except as hereinafter otherwise provided, regular meetings of the Board of Directors shall be held in the office of the corporation required to be maintained pursuant to Section 2 hereof. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may also be held at any place within or




                                      8.

without the State of Delaware which has been designated by resolution of the Board of Directors or the written consent of all directors.

       (c) Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, the President or any two of the directors.

       (d) Telephone Meetings. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

       (e) Notice of Meetings. Notice of the time and place of all special meetings of the Board of Directors shall be orally or in writing, by telephone, facsimile, telegraph or telex, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting, or sent in writing to each director by first class mail, charges prepaid, at least three (3) days before the date of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

       (f) Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present shall sign a written waiver of notice. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 22.    Quorum and Voting.

       (a) Unless the Certificate of Incorporation requires a greater number and except with respect to indemnification questions arising under Section 43 hereof, for which a quorum shall be one-third of the exact number of directors fixed from time to time in accordance with the Certificate of Incorporation, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

       (b) At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.

     Section 23. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

     Section 24. Fees and Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.



     Section 25.    Committees.

       (a) Executive Committee. The Board of Directors may by resolution passed by a majority of the whole Board of Directors appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, including without limitation the power or authority to declare a dividend, to authorize the issuance of stock and to adopt a certificate of ownership and merger, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the




                                      10.

stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation.

       (b) Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, from time to time appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall such committee have the powers denied to the Executive Committee in these Bylaws.

       (c) Term. Each member of a committee of the Board of Directors shall serve a term on the committee coexistent with such member's term on the Board of Directors. The Board of Directors, subject to the provisions of subsections (a) or (b) of this Bylaw may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

       (d) Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 25 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A majority of the authorized number of members of any such committee shall




                                      11.

constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

     Section 26. Organization. At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or if the President is absent, the most senior Vice President, or, in the absence of any such officer, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.


                                   Article V

                                   Officers

     Section 27. Officers Designated. The officers of the corporation shall include, if and when designated by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer, the Treasurer, the Controller, all of whom shall be elected at the annual organizational meeting of the Board of Directors. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.

     Section 28.    Tenure and Duties of Officers.

       (a) General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

       (b) Duties of Chairman of the Board of Directors. The Chairman of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. If there is no President, then the Chairman of the Board of Directors shall also serve as the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in paragraph (c) of this Section 28.





                                      12.

       (c) Duties of President. The President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. Unless some other officer has been elected Chief Executive Officer of the corporation, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

       (d) Duties of Vice Presidents. The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

       (e) Duties of Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties given him in these Bylaws and other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

       (f) Duties of Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct the Treasurer or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.




                                      13.

     Section 29. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

     Section 30. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

     Section 31. Removal. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

                                  Article VI

                 Execution Of Corporate Instruments And Voting
                    Of Securities Owned By The Corporation

     Section 32. Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.

     Unless otherwise specifically determined by the Board of Directors or otherwise required by law, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the corporation, shall be executed, signed or endorsed by the Chairman of the Board of Directors, or the President or any Vice President, and by the Secretary or Treasurer or any Assistant Secretary or Assistant Treasurer. All other instruments and documents requiring the corporate signature, but not requiring the corporate seal, may be executed as aforesaid or in such other manner as may be directed by the Board of Directors.

     All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.





                                      14.

     Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     Section 33. Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.


                                  Article VII

                                Shares Of Stock

     Section 34. Form and Execution of Certificates. Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors, or the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Each certificate shall state upon the face or back thereof, in full or in summary, all of the powers, designations, preferences, and rights, and the limitations or restrictions of the shares authorized to be issued or shall, except as otherwise required by law, set forth on the face or back a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this section or otherwise required by law or with respect to this section a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.





                                      15.

     Section 35. Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

     Section 36.    Transfers.

       (a) Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

       (b) The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

     Section 37.    Fixing Record Dates.

       (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

       (b) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such




                                      16.

purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     Section 38. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                 Article VIII

                      Other Securities Of The Corporation

     Section 39. Execution of Other Securities. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 34), may be signed by the Chairman of the Board of Directors, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.







                                      17.

                                  Article IX

                                   Dividends

     Section 40. Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     Section 41. Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.


                                   Article X

                                  Fiscal Year

     Section 42. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.


                                  Article XI

                                Indemnification

     Section 43. Indemnification of Directors, Executive Officers, Other Officers, Employees and Other Agents.

       (a) Directors and Officers. The corporation shall indemnify its directors and officers to the fullest extent not prohibited by the Delaware General Corporation Law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such




                                      18.

indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law or (iv) such indemnification is required to be made under subsection (d).

       (b) Expenses. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph
(e) of this Bylaw, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

       (c) Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer. Any right to indemnification or advances granted by this Bylaw to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and





                                      19.

convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article XI or otherwise shall be on the corporation.

       (d) Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law.

       (e) Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

       (f) Insurance. To the fullest extent permitted by the Delaware General Corporation Law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

       (g) Amendments. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

       (h) Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.





                                      20.

       (i) Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

         (i)The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

        (ii)The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

       (iii)The term the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

        (iv)References to a "director," "executive officer," "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         (v)References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Bylaw.




                                      21.

                                  Article XII

                                    Notices

     Section 44.    Notices.

       (a) Notice to Stockholders. Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, it shall be given in writing, timely and duly deposited in the United States mail, postage prepaid, and addressed to his last known post office address as shown by the stock record of the corporation or its transfer agent.

       (b) Notice to directors. Any notice required to be given to any director may be given by the method stated in subsection (a), or by facsimile, telex or telegram, except that such notice other than one which is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

       (c) Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

       (d) Time Notices Deemed Given. All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing, and all notices given by facsimile, telex or telegram shall be deemed to have been given as of the sending time recorded at time of transmission.

       (e) Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

       (f) Failure to Receive Notice. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such director to receive such notice.

       (g) Notice to Person with Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or




                                      22.

Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

       (h) Notice to Person with Undeliverable Address. Whenever notice is required to be given, under any provision of law or the Certificate of Incorporation or Bylaws of the corporation, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at his address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this paragraph.


                                 Article XIII

                                  Amendments

     Section 45. Amendments. Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.






                                      23.

                                  Articl XIV

                               Loans To Officers

     Section 46. Loans to Officers. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a Director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.











                                      24.


                                  TABLE OF CONTENTS
                                  -----------------

                                                                   Page
                                                                   ----

Article I           Offices.......................................   1.
     Section 1.     Registered Office.............................   1.
     Section 2.     Other Offices.................................   1.

Article II          Corporate Seal................................   1.
     Section 3.     Corporate Seal................................   1.

Article III         Stockholders' Meetings........................   1.
     Section 4.     Place of Meetings.............................   1.
     Section 5.     Annual Meeting................................   2.
     Section 6.     Special Meetings..............................   3.
     Section 7.     Notice of Meetings............................   4.
     Section 8.     Quorum........................................   4.
     Section 9.     Adjournment and Notice of Adjourned Meetings..   5.
     Section 10.    Voting Rights.................................   5.
     Section 11.    Joint Owners of Stock.........................   5.
     Section 12.    List of Stockholders..........................   5.
     Section 13.    Action Without Meeting........................   6.
     Section 14.    Organization..................................   6.

Article IV          Directors.....................................   6.
     Section 15.    Number and Term of Office.....................   6.
     Section 16.    Powers........................................   7.
     Section 17.    Classes of Directors..........................   7.
     Section 18.    Vacancies.....................................   7.
     Section 19.    Resignation...................................   7.
     Section 20.    Removal.......................................   8.
     Section 21.    Meetings......................................   8.
          (a)       Annual Meetings...............................   8.
          (b)       Regular Meetings..............................   8.
          (c)       Special Meetings..............................   8.
          (d)       Telephone Meetings............................   8.
          (e)       Notice of Meetings............................   8.
          (f)       Waiver of Notice..............................   9.
     Section 22.    Quorum and Voting.............................   9.
     Section 23.    Action Without Meeting........................   9.
     Section 24.    Fees and Compensation.........................   9.
     Section 25.    Committees....................................  10.
          (a)       Executive Committee...........................  10.



                                      i.


                               TABLE OF CONTENTS
                               -----------------
                                  (continued)


          (b)       Other Committees..............................  10.
          (c)       Term..........................................  10.
          (d)       Meetings......................................  11.
     Section 26.    Organization..................................  11.

Article V           Officers......................................  11.
     Section 27.    Officers Designated...........................  11.
     Section 28.    Tenure and Duties of Officers.................  12.
          (a)       General.......................................  12.
          (b)       Duties of Chairman of the Board of Directors..  12.
          (c)       Duties of President...........................  12.
          (d)       Duties of Vice Presidents.....................  12.
          (e)       Duties of Secretary...........................  12.
          (f)       Duties of Chief Financial Officer.............  12.
     Section 29.    Delegation of Authority.......................  13.
     Section 30.    Resignations..................................  13.
     Section 31.    Removal.......................................  13.

Article VI          Execution Of Corporate Instruments And Voting
                    Of Securities Owned By The Corporation........  13.
     Section 32.    Execution of Corporate Instruments............  13.
     Section 33.    Voting of Securities Owned by the Corporation.  14.

Article VII         Shares Of Stock...............................  14.
     Section 34.    Form and Execution of Certificates............  14.
     Section 35.    Lost Certificates.............................  15.
     Section 36.    Transfers.....................................  15.
     Section 37.    Fixing Record Dates...........................  15.
     Section 38.    Registered Stockholders.......................  16.

Article VIII        Other Securities Of The Corporation...........  16.
     Section 39.    Execution of Other Securities.................  16.

Article IX          Dividends.....................................  17.
     Section 40.    Declaration of Dividends......................  17.
     Section 41.    Dividend Reserve..............................  17.


                                      ii.


                               TABLE OF CONTENTS
                               -----------------
                                  (continued)


Article X           Fiscal Year...................................  17.
     Section 42.    Fiscal Year...................................  17.

Article XI          Indemnification...............................  17.
     Section 43.    Indemnification of Directors, Executive
                    Officers, Other Officers, Employees and Other
                    Agents........................................  17.
          (a)       Directors and Officers........................  17.
          (b)       Expenses......................................  18.
          (c)       Enforcement...................................  18.
          (d)       Non-Exclusivity of Rights.....................  19.
          (e)       Survival of Rights............................  19.
          (f)       Insurance.....................................  19.
          (g)       Amendments....................................  19.
          (h)       Saving Clause.................................  19.
          (i)       Certain Definitions...........................  19.

Article XII         Notices.......................................  20.
     Section 44.    Notices.......................................  20.
          (a)       Notice to Stockholders........................  20.
          (b)       Notice to directors...........................  21.
          (c)       Affidavit of Mailing..........................  21.
          (d)       Time Notices Deemed Given.....................  21.
          (e)       Methods of Notice.............................  21.
          (f)       Failure to Receive Notice.....................  21.
          (g)       Notice to Person with Whom Communication Is
                    Unlawful......................................  21.
          (h)       Notice to Person with Undeliverable Address...  21.

Article XIII        Amendments....................................  22.
     Section 45.    Amendments....................................  22.

Article XIV         Loans To Officers.............................  22.
     Section 46.    Loans to Officers                               22.






                                     iii.

                                  IGEN, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON SEPTEMBER 10, 1996


     The undersigned hereby appoints SAMUEL J. WOHLSTADTER and GEORGE V. MIGAUSKY, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of IGEN, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of IGEN, Inc. to be held at THE GAITHERSBURG MARRIOTT, WASHINGTONIAN CENTER IN GAITHERSBURG, MARYLAND ON TUESDAY, SEPTEMBER 10, 1996 at 10:00 A.M., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1:  To elect directors voting or otherwise, to hold office until the next Annual Meeting of Shareholders and until their successors are elected.

[_]  FOR all nominees listed below         [_]  WITHHOLD AUTHORITY to
     (except as marked to the contrary          vote for all nominees
     below).                                    listed below.

Nominees:    Edward B. Lurier, Richard J. Massey, William J. O'Neill, Robert R.
             Salsmans, Hubert Rehkaemper, Samuel J. Wohlstadter

To withhold authority to vote for any nominee(s), write such nominee(s)' name(s) below


________________________________________________________________________________

________________________________________________________________________________
                           (Continued on other side)

                          (Continued from other side)


MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3.

PROPOSAL 2: To approve the change of the Company's state of incorporation from
            California to Delaware through the merger of the Company into a wholly-owned Delaware subsidiary, and to approve the form of Agreement and Plan of Merger and the Delaware Certificate of Incorporation and Delaware Bylaws attached to the Proxy Statement (check one box).

       [_]  FOR                  [_]  AGAINST               [_]  ABSTAIN

PROPOSAL 3: To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending March 31, 1997.

       [_]  FOR                  [_]  AGAINST               [_]  ABSTAIN



                  (Continued and to be signed on other side)





                          (Continued from other side)



DATED ______________, 19__             ______________________________________


                                       ______________________________________
                                                      SIGNATURE(S)



                                       Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.



Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

                                      2.